DYNCORP

                    CAPITAL ACCUMULATION AND RETIREMENT PLAN

                              AMENDED AND RESTATED

                              AS OF JANUARY 1, 2001

















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                                TABLE OF CONTENTS

                                                                     Page


ARTICLE I  --  DEFINITIONS................................................1

ARTICLE II --  PARTICIPATION AND ENTRY DATE...............................9
       2.01  Eligibility..................................................9
       2.02  Plan Participation...........................................9
       2.03  Re-employment...............................................10
       2.04  Change in Status............................................10
       2.05  Transfer of SARP Accounts...................................10

ARTICLE III --  CONTRIBUTIONS............................................10
       3.01  Salary Deferral Contributions...............................10
       3.02  After-Tax Contributions.....................................11
       3.03  Method of Contribution/Change of Contribution Rate..........11
       3.04  Matching Employer Contributions.............................12
       3.05  Supplemental Matching Employer Contributions................12
       3.06  Discretionary Employer Contributions........................13
       3.07  Non-Discrimination Test.....................................14
       3.08  Forfeitures.................................................17
       3.09  Maximum Contributions.......................................18
       3.10  Time of Payment and Accrual of Contributions for
                 Highly-Paid Employees...................................18
       3.11  Annual Additions Limitation.................................18
       3.12  Return of Contribution......................................20
       3.13  Rollover Contributions......................................21
       3.14  Military Service............................................21

ARTICLE IV --  ADMINISTRATION OF FUNDS...................................22
       4.01  Investment of Funds.........................................22
       4.02  Investment Elections........................................22
       4.03  Change of Elections - Investment in Company Stock Fund......22
       4.04  Change of Election - Diversification........................22
       4.05  Allocation of Contributions.................................23
       4.06  Valuation of Assets.........................................23
       4.07  Voting of Shares............................................24
       4.08  Tender or Exchange Offer Procedure..........................24
       4.09  ERISA Section 404(c) Plan...................................25
       4.10  Confidentiality.............................................25
       4.11  Fiduciary Designation.......................................25
       4.12  Effect of Certain Withdrawals, Distributions and Transfers..25

ARTICLE V --  RETIREMENT BENEFITS........................................26
       5.01  ESOP Account Benefit........................................26
       5.02  Normal Retirement Benefit...................................26
       5.03  Deferred Retirement Benefit.................................26
       5.04  Disability Retirement Benefit...............................26
       5.05  Payment of Benefits.........................................26
       5.06  Installment Payments........................................28
       5.07  Joint-and-Survivor Annuity..................................28
       5.08  Life Annuity................................................28
       5.09  Additional Allocations on Retirement........................29
       5.10  Crediting of Investment Earnings............................29
       5.11  Company Stock...............................................29
       5.12  Waiver of Notice............................................29

ARTICLE VI --  DEATH BENEFITS............................................30
       6.01  ESOP Account Benefit........................................30
       6.02  Death Benefits..............................................30
       6.03  Additional Allocations on Death.............................30
       6.04  Beneficiary Designation.....................................30

ARTICLE VII --  VESTING AND SEPARATION FROM SERVICE......................31
       7.01  Vesting of Accounts.........................................31
       7.02  Payment of Benefits to Terminated Participants..............32
       7.03  Re-employment After Distribution and Restoration of
                Contributions............................................33

ARTICLE VIII --  WITHDRAWALS AND LOANS...................................33
       8.01  Withdrawals While Employed..................................33
       8.02  Loans.......................................................36

ARTICLE IX --  ADMINISTRATION............................................38
       9.01  Plan Administrator..........................................38
       9.02  Administrative Procedures...................................38
       9.03  Other Plan Administrator....................................38
       9.04  Claims Procedures...........................................39
       9.05  Expenses....................................................40
       9.06  Service of Process..........................................40
       9.07  Purchase of Common Stock; Valuation.........................40
       9.08  Direct Rollovers of Accounts to Qualified Plans.............40
       9.09  Administration and Maintenance of ESOP Accounts.............40

ARTICLE X --  AMENDMENT, TERMINATION, AND MERGERS........................41
       10.01  Amendment..................................................41
       10.02  Plan Termination...........................................42
       10.03  Permanent Discontinuance of Employer Contributions.........43
       10.04  Suspension of Employer Contributions.......................43
       10.05  Mergers and Consolidations of Plans........................43
       10.06  Former Participants in Merged Plans........................43

ARTICLE XI --  WITHDRAWAL OF EMPLOYER....................................44
       11.01  Withdrawal of Employer.....................................44
       11.02  Distribution after Withdrawal..............................44

ARTICLE XII --  MISCELLANEOUS PROVISIONS.................................44
       12.01  Non-Alienation of Benefits.................................44
       12.02  No Contract of Employment..................................45
       12.03  Severability of Provisions.................................45
       12.04  Heirs, Assigns, and Personal Representatives...............45
       12.05  Headings and Captions......................................45
       12.06  Gender and Number..........................................45
       12.07  Funding Policy.............................................45
       12.08  Title to Assets............................................46
       12.09  Payment to Minors, etc.....................................46
       12.10  Situs......................................................46
       12.11  Missing Payee..............................................46
       12.12  Subject to Trust Agreement.................................46

ARTICLE XIII --  TOP-HEAVY PROVISIONS....................................47
       13.01  Top-Heavy Plan.............................................47
       13.02  Minimum Contributions or Benefits..........................50
       13.03  Discontinuance of Article..................................51



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                DYNCORP CAPITAL ACCUMULATION AND RETIREMENT PLAN

                              AMENDED AND RESTATED

                              AS OF JANUARY 1, 2001

         WHEREAS, DynCorp (hereinafter sometimes referred to as the "Company") has previously adopted the Deferred Savings Plan of DynCorp and Participating Subsidiaries (hereinafter referred to as the "Plan"), effective as of April 1, 1983, which is to continue to be funded through the medium of a Trust Fund; and

         WHEREAS, the Company desires to amend and restate the Plan to comply with the requirements of the Uruguay Round Agreements Act, the Uniformed Services Employment and Reemployment Rights Act of 1994, the Small Business Job Protection Act of 1996, the Taxpayer Relief Act of 1997, and the Internal Revenue Service Restructuring and Reform Act of 1998; and

         WHEREAS, the Company desires to further amend and restate the Plan to enhance certain of the benefits offered thereunder and to add certain new benefits not previously offered; and

         WHEREAS, the Company has previously adopted the DynCorp Employee Stock Ownership Plan (hereinafter referred to as the "ESOP"), effective January 1, 1988, and concurrently desires to merge the ESOP into the Plan, which, pursuant to a spin-off was bifurcated into two substantially identical qualified savings and retirement plans, effective January 1, 2001, such that all applicable contributions and distributions under the ESOP after such date will be made under the terms and provisions of such Plan documents; and

         WHEREAS, the provisions describing the nonterminable protections and rights with respect to Participants' ESOP Accounts under the ESOP are attached hereto as Appendix A, which is incorporated into and made a part of the Plan.

         NOW, THEREFORE, the Company hereby renames, amends, and restates the Plan, effective as of January 1, 2001 (or such other date or dates otherwise specified herein or such other earlier date or dates as shall be necessary to comply with those changes in applicable law that became effective prior to January 1, 2001) to be hereafter known as the DynCorp Capital Accumulation and Retirement Plan, as follows:

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ARTICLE I   -- DEFINITIONS

1.01....."Account" shall mean with respect to a Participant all of the various accounts, as applicable, maintained to define such Participant's proportionate interest in the Trust Fund as follows:

         (a) A "Salary Deferral Contribution Account" includes the Salary Deferral Contributions made on behalf of the Participant, the appreciation or depreciation of the investments allocated to that Account, and the income earned on such investments, less the expenses incurred as to such Account;

         (b) An "After-Tax Contribution Account" includes the Participant's After-Tax Contributions, the appreciation or depreciation of the investments allocated to that Account, and the income earned on such investments, less the expenses incurred as to such Account;

         (c) An "ESOP Account" reflects the account of each Participant under the ESOP that was merged into the Plan, and any allocable share of forfeitures from ESOP Accounts, any cash dividends on Common Stock allocated to ESOP Accounts, and any net income (or loss) of the Trust allocable to ESOP Accounts.

         (d) A "Matching Employer Contribution Account" reflects the Matching Employer Contributions allocated to the Participant, the appreciation or depreciation of the investments allocated to that Account, and the income earned on such investments, less the expenses incurred as to such Account;

         (e) A "Discretionary Employer Contribution Account" reflects the Discretionary Employer Contributions (including Special SCA Discretionary Contributions and Special SCA Compliance Contributions) allocated to the Participant, the appreciation or depreciation of the investments allocated to that Account, and the income earned on such investments, less the expenses incurred as to such Account;

         (f) A "Rollover Contribution Account" reflects any rollover/direct transfer contribution made in accordance with Section 3.13, the appreciation or depreciation of the investments allocated to that Account, and the income earned on such investments, less the expenses incurred as to such Account; and

         (g) A "Supplemental Matching Employer Account" reflects the Supplemental Matching Employer Contribution allocated to the Participant, the appreciation or depreciation of the investments allocated to that Account, and the income earned on such investments, less the expenses incurred as to such Account.

1.02....."Active Participant" shall mean Eligible Employees who have satisfied the participation requirements of Section 2.02 as of an applicable Entry Date or who have made a Rollover Contribution, and are not Terminated Vested Participants or Inactive Participants.

1.03....."Affiliated Organization" shall mean (i) any corporation on or after the date it becomes a member of a controlled group of corporations which includes the Employer, as determined under the provisions of Section 414(b) of the Code, (ii) any trade or business, whether or not incorporated, on or after it comes under common control with the Employer, as determined under Section 414(c) of the Code, (iii) any organization which is an affiliated service organization with the Employer within the meaning of Section 414(m) of the Code, and (iv) any other entity required to be aggregated with the Employer pursuant to regulations under Section 414(o) of the Code.

1.04....."Age" or "age" shall mean the chronological age attained by the
Participant at his most recent birthday or as of such other date of reference as set forth in this Plan.

1.05....."Beneficiary" shall mean the beneficiary or beneficiaries (including any contingent beneficiary) designated by a Participant pursuant to Section 6.04 to receive the amount, if any, payable under the Plan (including Appendix A) upon the death of such Participant. A beneficiary designation previously filed pursuant to Section 6.04 shall control until changed by the Participant; provided that where there has been an invalid designation, or no designation, Beneficiary shall mean the beneficiary or beneficiaries to whom such amount would otherwise be payable under the terms of this Plan (including Appendix A).

1.06....."Board of Directors" shall mean the board of directors of the Company and/or any authorized committee thereof.

1.07....."Break-in-Service" shall mean a twelve-month period commencing on the day following an Employee's termination of employment with an Affiliated Organization, or on each anniversary thereof, during which period such person does not incur at least one Hour of Service.

1.08....."Code" means the Internal Revenue Code of 1986 as the same currently exists, and as it may hereafter be amended or clarified by regulations, rulings, notices or other publications of the Internal Revenue Service having legal effect.

1.09....."Company Stock" or "Common Stock" means shares of the common stock of the Company.

1.09A "Columbus Participants" means hourly paid Participants, other than Highly-Paid Employees, who are currently employed at Columbus (Mississippi) Air Force Base.

1.10....."Company Stock Fund" means an investment fund primarily invested in
Company Stock.

1.11....."Compensation" shall mean, for any applicable period, the total remuneration that is paid to an Employee for services performed for an Employer reportable for federal income tax purposes as provided under Section 3401(a) of the Code on IRS Form W-2, including any Salary Deferral Contribution made on behalf of the Participant under this Plan, and any contributions made by salary reduction to a plan or program established in accordance with Section 125, 129 or 132(f) of the Code. Compensation shall exclude premiums paid to a life insurance plan of the Company for additional coverage above $50,000; the value of Company car or commuting allowances; reimbursements for expenses; and any other fringe benefits, and, for Highly-Paid Employees, shall also exclude distributions of compensation deferred during a prior period and earnings thereon, supplemental executive retirement plans, and long-term incentive plan awards or distributions, such as restricted stock and stock options.

         Anything herein to the contrary notwithstanding, a Participant's Compensation shall be deemed not to exceed $170,000 for any Plan Year, subject to any adjustments to reflect any increases in the cost of living as determined by the Secretary of the Treasury or any other adjustments pursuant to Section 401(a)(17) of the Code.

1.12....."Contribution" shall mean any or all of the various types of contributions made under the Plan by Participants or the Employer, as described below:

         (a) "ESOP Contribution" shall mean a Contribution made by the Employer pursuant to the ESOP; provided that ESOP Contributions (other than allocation of forfeitures, if any) shall be suspended for Plan Years beginning on or after January 1, 2001.

         (b) "Salary Deferral Contribution" shall mean that portion of the Contribution made to the Plan on behalf of a Participant by his Employer through a salary reduction agreement, as described under Sections 2.02 and 3.01.

         (c) "After-Tax Contribution" shall mean that portion of a Participant's Contribution to the Plan which he elects to make independent of a salary reduction agreement, as described under Section 3.02.

         (d) "Matching Employer Contribution" shall mean a Contribution made by an Employer as described under Section 3.04, based on a Participant's Salary Deferral Contribution (including any Salary Deferral Contributions re-characterized as After-Tax Contributions pursuant to Section 3.07).

         (e) "Discretionary Employer Contribution" shall mean a Contribution (including a Special SCA Discretionary Contribution and a Special SCA Compliance Contribution) made by an Employer which is unrelated to any Participant Contributions, as described under Section 3.06.

         (f) "Qualified Non-elective Contribution" shall mean a Contribution made by an Employer (other than those listed above) in order that the Plan will satisfy the requirements of Section 3.07 for a Plan Year. The allocation may be made to all Active Participants who are not Highly-Paid Employees or, with respect to satisfaction of the ADP test, only to those Active Participants who have made Salary Deferral Contributions for a Plan Year and who are not Highly-Paid Employees. Such Contributions shall be treated as Salary Deferral Contributions for all purposes under the Plan and shall be nonforfeitable.

         (g) "Supplemental Matching Employer Contribution" shall mean a Contribution made by an Employer described under Section 3.05, based on a Participant's Salary Deferral Contribution that is directed as an investment in the Company Stock Fund.

1.13....."Contribution Percentage" shall mean the percentage determined by dividing (i) the sum of the Salary Deferral Contribution, After-Tax Contribution, Matching Employer Contribution, Supplemental Matching Employer Contribution, and any Qualified Non-elective Contribution used to satisfy the non-discrimination requirements of Section 3.07 or any combination of such Contributions, whichever is applicable, made by or on behalf of a Participant for the applicable period by (ii) his compensation, as defined under Code
Section 414(s), earned while eligible to participate in the Plan. "ADP" shall sometimes be used herein to refer to the Average Contribution Percentage with respect to Salary Deferral Contributions or amounts treated as Salary Deferral Contributions. "ACP" shall sometimes be used herein to refer to the Average Contribution Percentage with respect to Matching Employer Contributions, Supplemental Matching Employer Contributions, and After-Tax Contributions, if applicable.

1.14....."Disability" shall mean a physical or mental condition of such severity and probable prolonged duration as to cause the Participant to be unable to continue his duties as an Employee. The existence of any Disability shall be determined by a physician approved by the Plan Administrator or the Employer's designated disability insurance carrier, based on medical evidence of a physical or mental impairment that can be expected to last more than 12 months or result in death, or on other uniform and non-discriminatory criteria as established by the Plan Administrator. Notwithstanding the foregoing, eligibility for Social Security Disability benefits or for long term disability benefits under an insured plan sponsored by the Employer shall be deemed conclusive proof of disability.

1.15....."Effective Date" of this Plan shall mean April 1, 1983. The effective date of this amended and restated Plan is January 1, 2001.

1.16....."Eligible Employee" shall mean an Employee of an Employer other than
Excluded Employees or Employees who are eligible to participate in the SARP. In addition to the foregoing, the term "Eligible Employee" shall not include (i) any person whose terms and conditions of employment are determined by collective bargaining with a third party and with respect to whom inclusion in this Plan has not been provided for in the collective bargaining agreement setting forth those terms and conditions of employment, (ii) any Employee of the Employer who, on the basis of the Employer's customary practices consistently applied, is classified by the Employer as an independent contractor, (iii) any leased employee, or (iv) any nonresident alien who receives no compensation from the Employer which constitutes income from sources within the United States.

1.17..... "Employee" shall mean any employee of the Employer who, on the basis of the Employer's customary practices consistently applied, is classified as such, including a leased employee as defined under Section 414(n)(2) of the Code.

         The term "leased employee" means any person (other than an employee of the recipient organization) who pursuant to an agreement between the recipient organization and any other person ("leasing organization") has performed services for the recipient organization (including related persons determined in accordance with Section 414(n)(6) of the Code) on a substantially full-time basis for at least one year, and such services are performed under the primary direction and control by the recipient. Contributions or benefits provided a leased employee by the leasing organization which are attributable to services performed for the recipient employer shall be treated as provided by the recipient employer.

         A leased employee shall not be considered an employee of the recipient organization if such employee is covered by a money purchase pension plan providing immediate participation, full and immediate vesting and a non-integrated employer contribution rate of at least ten percent (10%) of compensation (as defined, for purposes of leased employees, in Section 414(n)(5)(C)(iii) of the Code). Also, the leased employees must not constitute more than twenty percent (20%) of the recipient organization's non-highly compensated workforce.

1.18....."Employer" shall mean DynCorp (hereinafter sometimes referred to as the
"Company"), and any successor thereto which adopts this Plan and joins in the corresponding Trust Agreement. The term "Employer" shall also include any subsidiary or other entity affiliated or associated with the Company or an Employer (including an Affiliated Organization), and joint ventures, which, with the consent of the Plan Administrator, adopts this Plan. The term "Employer" shall not include any subsidiary or affiliate of the Company, unless such subsidiary or affiliate is specifically designated as an Employer in accordance with the foregoing sentence. The designated Employers who have adopted the Plan with the consent of the Plan Administrator are set forth on Appendix C, attached hereto.

1.19....."Entry Date" shall mean the first day of each payroll period.

1.20....."ERISA" means the Employee Retirement Income Security Act of 1974 (P.L.
93-406), including all amendments thereto.

1.21....."ESOP" means the provisions of the DynCorp Employee Stock Ownership
Plan, which, pursuant to the spin-off of the ESOP into two separate plans and merger of the relevant ESOP provisions this into this Plan, are incorporated herein and reflected in Appendix A.

1.22....."Excluded Employee" means employees who are employed at the excluded operations as set forth on Appendix C hereto. The list of excluded operations as set forth on Appendix C may be revised from time to time by the Plan Administrator. Such revisions shall not be considered amendments to the Plan, and Board of Director approval shall not be required.

1.23....."Fund" or "Trust Fund" shall mean all of the assets of the Plan held by the Trustees (or any nominees thereof) at any time under the Trust Agreement.

1.24....."Highly-Paid Employee" means any Employee who:

                  (i) is a greater than five percent (5%) owner of an Employer or an Affiliated Organization (as defined in Section 416(i) of the Code) in the current Plan Year or the twelve (12) months immediately preceding the current Plan Year; or

                  (ii) is among the top one-fifth (1/5th) of all Employees of an Employer and all its Affiliated Organizations (other than those Employees excluded pursuant to Treasury Regulations) ranked by compensation in the twelve (12) months immediately preceding the current Plan Year, if he received more than eighty thousand dollars ($80,000) (as such amount may be adjusted by the Secretary of the Treasury pursuant to Section 414(q) of the Code) in compensation.

         For purposes of this definition, the term "compensation" shall have the meaning described in Section 414(q)(4) of the Code.

1.25     "Hour of Service" shall mean the following:

         (a) An Hour of Service includes each hour for which an Employee is paid, or entitled to payment, for the performance of duties for the Employer or an Affiliated Organization during the Plan Year.
         (b) An Hour of Service includes each hour for which an Employee is paid, or entitled to payment, (either directly or indirectly) by the Employer or an Affiliated Organization on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), paid lay-off, jury duty, military duty, or leave of absence. Notwithstanding the preceding sentence:

                  (i) No more than 501 hours of service are required to be credited under this paragraph (b) to an Employee on account of any single continuous period during which the Employee performs no duties (whether or not such period occurs in a single computation period).

                  (ii) An hour for which an Employee is directly or indirectly paid, or entitled to payment, on account of a period during which no duties are performed shall not constitute an Hour of Service, if such payment is made or due under a plan maintained solely for the purpose of complying with applicable workers compensation, unemployment compensation, or disability insurance laws.

                  (ii) Hours of Service are not required to be credited for a payment which solely reimburses an Employee for medical or medically related expenses incurred by the Employee.

         (c) An hour worked at overtime or premium pay will count as only one Hour of Service under the Plan.

         (d) An Hour of Service includes each hour for which back pay, irrespective of mitigation of damages, is either awarded to or agreed to by the Employer. The same Hours of Service shall not be credited both under paragraph
(a) or paragraph (b), as the case may be, and under this paragraph (d). Crediting of Hours of Service for each pay awarded shall be subject to the limitations set forth in paragraphs (a), (b) and (c).

         (e) An Hour of Service shall also be credited for reasons other than the performance of duties in accordance with Department of Labor Regulations,
Section 2530.200b-2(b). Further, the computation periods used for purposes of crediting Hours of Service shall be in accordance with Department of Labor Regulations, Section 2530.200b-2(c). If an Employer does not maintain hourly records with respect to any Employee, such Employee shall be credited with 45 Hours of Service for each week in which he is entitled to be credited with an Hour of Service.

1.26 "Inactive Participant" shall mean former Participants who are not Active Participants or Terminated Vested Participants and who continue to be employed in a non-covered class by an Employer or an Affiliated Organization, including, but not limited to, inactive participants under the ESOP who had ESOP Accounts as of December 31, 2000, all of which continue to be maintained under this Plan effective January 1, 2001.

1.27 "Internal Market" means an arrangement administered and maintained by the Company whereby individuals desiring to sell Company Stock and individuals desiring to purchase Company Stock who are designated by the Company as eligible to participate in the arrangement may execute sales and purchases of Company Stock at a price established by the Board of Directors.

1.28 "Merged Plan" shall mean a qualified plan previously maintained by an Affiliated Organization which has been merged with or consolidated into this Plan.

1.29 "Named Fiduciary" shall mean the Employer, the Trustees and the Plan Administrator. Each named Fiduciary shall have only those particular powers, duties, responsibilities and obligations as are specifically given him under the Plan and/or the Trust Agreement.

1.30 "Non-Company Stock Investment Fund" means an investment fund primarily invested in assets other than Company Stock.

1.31 "Non-Highly-Paid Employee" shall mean any Employee who during the applicable period was not a Highly-Paid Employee.

1.32 "Normal Retirement Date" shall mean the date on which the Participant has attained Age 65.

1.33 "Participant" shall mean any Eligible Employee, including, if applicable, Beneficiaries and alternate payees of such Eligible Employees pursuant to QDROs. The term "Participant" includes Active Participants, Terminated Vested Participants, and Inactive Participants. Unless the QDRO expressly provides otherwise, an alternate payee pursuant to a QDRO shall be treated as a Terminated Vested Participant for purposes of Article 8.

1.34 "Participating Unit" shall mean a division, organizational unit, work location, facility or other group affiliated or associated with the Employer, as designated by the Plan Administrator from time to time.

1.35 "Plan" shall mean the DynCorp Capital Accumulation and Retirement Plan as set forth herein (including Appendix A), and as the same may from time to time hereafter be amended. The Plan is a "profit sharing plan" as described in Treasury Regulations under Section 401(a)(27) of the Code; Appendix A includes the "nonterminable" protections and rights required by Treasury Regulation
Section 54.4975-11 to be provided Participants with ESOP Accounts.

1.36 "Plan Administrator" shall mean the committee appointed by the Board of Directors, or such other individuals named as such pursuant to the provisions of
Article IX hereof.

1.37 "Plan Year" shall mean a twelve-month period beginning on January 1st and ending on each December 31st.

1.38 "QDRO" shall mean a qualified domestic relations order as such term is defined under Section 414(p) of the Code.

1.39 "Reduced Compensation" shall mean Compensation reduced by any Salary Deferral Contributions made by the Participant and also reduced by any contributions made by salary reduction to a plan or program established in accordance with Sections 125, 129 or 132(f) of the Code.

1.40 "SARP" shall mean the DynCorp Savings and Retirement Plan, effective January 1, 2001.

1.41 "Service" shall mean employment on the payroll of an Employer during a period which would constitute an Hour of Service; provided that solely for purposes of determining Service, Employer may include an employer that is affiliated or associated with the Company, as determined by the Plan Administrator, but which has not adopted the Plan.

1.42 "Special SCA Compliance Contribution" shall have the meaning given in
Section 3.06. All references to Discretionary Employer Contributions shall be deemed to include Special SCA Compliance Contributions, unless specifically indicated to the contrary.

1.43 "Special SCA Discretionary Contribution" shall have the meaning given in
Section 3.06. All references to Discretionary Employer Contributions shall be deemed to include Special SCA Discretionary Contributions, unless specifically indicated to the contrary.

1.44 "Terminated Vested Participant" shall mean former Employees who are entitled at some future date to the distribution of benefits from this Plan, including, but not limited to, terminated vested participants under the ESOP who had ESOP Accounts as of December 31, 2000, all of which continue to be maintained under this Plan effective January 1, 2001.

1.45 "Transferred Employee" shall mean any individual who, immediately prior to becoming an Eligible Employee, was a participant in the SARP, and who has transferred employment to a unit of the Company which has adopted the CAP.

1.46 "Treasury Regulation" shall mean a regulation or temporary regulation issued pursuant to the Code.

1.47 "Trust Agreement" shall mean the agreement that provides for the Trust Fund in which the assets of the Plan are held by the Trustee, and any similar agreement amending or superseding said Trust Agreement, which may be amended from time to time.

1.48 "Trustees" shall mean the party or parties so designated pursuant to the Trust Agreement.

1.49 "Valuation Date" shall mean the last day of each Plan Year and any other date as of which the Plan Administrator elects to make a valuation of Plan Accounts. The term Valuation Date shall mean with respect to ESOP Accounts, and portions of Plan Accounts invested in the Company Stock Fund, the last day of each calendar quarter and any other date as of which the Plan Administrator elects to make a valuation of such ESOP Accounts, and such portions of Plan Accounts invested in the Company Stock Fund.

1.50 "Vested Account Balance" shall mean so much of a Participant's Account as is vested in accordance with Sections 7.01 and 10.02(a).

1.51 "Years of Service" shall mean an Employee's period of Service, measured in years from his date of hire or rehire (whichever is applicable) with an Employer until his termination of employment with any Employer; provided that solely for purposes of determining Years of Service, Employer may include an employer that is affiliated or associated with the Company, as determined by the Plan Administrator, but which has not adopted the Plan. If an Employee's employment is terminated before an anniversary date and he is subsequently rehired before he has incurred five twelve-month Breaks-in-Service, he will be re-credited as of his date of rehire with each prior Year of Service and with a partial Year of Service for any other period of Service completed since his hire date, rehire date, or anniversary date, as applicable. All periods of Service shall be counted regardless of whether or not such periods are continuous, but no single period shall be counted toward more than one Year of Service.

ARTICLE II -- PARTICIPATION AND ENTRY DATE

2.01     Eligibility.

         Each individual who is a Participant immediately prior to the effective date of this amended and restated Plan shall continue to participate as of such effective date. Beginning on and after the effective date of this amended and restated Plan, each individual shall become a Participant on the first Entry Date following the date he first becomes an Eligible Employee, unless specifically authorized by the Plan Administrator to the contrary.

2.02     Plan Participation.

         Each Eligible Employee who has satisfied the requirements of Section
2.01 shall complete such forms and provide such data as are reasonably required by the Plan Administrator as a precondition to Plan participation. In order to receive a Salary Deferral Contribution, a Participant must enter into a salary reduction agreement to be effective as of an Entry Date, electing to reduce his salary by an amount equal to his Salary Deferral Contribution. Except as otherwise established by the Plan Administrator on a non-discriminatory basis, a Participant's Salary Deferral Contribution for any Plan Year shall not exceed the lesser of (i) 18% of his Compensation for the Plan Year or portion of such Plan Year during which he was an Active Participant, subject to the limitations set forth in Article III, and (ii) $10,500, or such higher maximum contribution for a taxable year as may be permitted under Section 402(g) of the Code. The Plan Administrator shall determine the minimum and/or maximum permitted salary reduction. Any maximum permitted salary reduction may apply to all Participants or to Participants of one or more Employers or solely to those Participants of one or more Employers who are Highly-Paid Employees. Participants shall make separate elections with respect to Salary Deferral and After-Tax Contributions, and the election of either type of contribution shall not, in any way, be contingent upon any other election made under the Plan. By becoming a Participant, an Employee shall for all purposes be deemed conclusively to have assented to the provisions of the Plan, the corresponding Trust Agreement, and to all amendments to such instruments.

2.03     Re-employment.

         In the event a Participant terminates employment, and is re-employed, he shall be admitted or readmitted as an Active Participant on the date of his re-employment, provided he is then an Eligible Employee.

2.04     Change in Status.

         In the event that a person who has been an Employee in an employment status not eligible for participation in this Plan subsequently becomes eligible by reason of a change in status, he shall become a Participant on the date such person becomes an Eligible Employee; provided such Eligible Employee has previously satisfied the requirements of Section 2.01.

2.05     Transfer of SARP Accounts.

         At the election of the Plan Administrator and with the consent of the administrator of the SARP, the SARP account balances of any Transferred Employee, including any outstanding loans to the Transferred Employee, shall be transferred to the Trust Fund in accordance with the requirements of Section
10.05. Subject to the requirement that all optional forms of benefits available under the SARP be preserved in accordance with Section 411(d)(6) of the Code, any amounts transferred to the Trust Fund in respect of a Transferred Employee from the SARP shall be governed by the rules, investment choices, valuation procedures and distribution options that apply under this Plan as of the date of such transfer.

ARTICLE III  -- CONTRIBUTIONS

3.01     Salary Deferral Contributions.

         The Employer will make a Salary Deferral Contribution to the Plan for each Active Participant who has entered into a salary reduction agreement, in accordance with Section 2.02, as determined by such salary reduction agreement. In addition, for any Plan Year, an Employer may elect to make a Qualified Non-elective Contribution (including a qualified matching Contribution) allocable only to those Active Participants who are not Highly-Paid Employees, in order that the Plan will satisfy requirements of Section 3.07 for such Plan Year. Any Contribution made in accordance with the preceding sentence shall be allocated among applicable Participants in proportion to the ratios of each such Participant's Compensation or, with respect to satisfaction of the ADP test, only to those Participants who have made Salary Deferral Contributions (under the same allocation procedure used for Matching Employer Contributions or pro-rata). Matching Employer Contributions used to satisfy the test described under Section 3.07 must comply with Treasury Regulation 1.401(k)-1(b)(3).

         "Excess Elective Deferrals" shall mean any Salary Deferral Contributions which exceed the dollar limitation under Code Section 402(g). Such Excess Elective Deferrals shall be treated as annual additions under the Plan unless they are distributed in accordance with this Article.

         A Participant may assign to this Plan any Excess Elective Deferrals made during a taxable year of the Participant by providing fifteen (15) days written notification to the Plan Administrator of the amount of the Excess Elective Deferrals to be assigned to this Plan. Such notice shall be provided no later than the first March 1st following the close of the individual's tax year. Excess Elective Deferrals with respect to the combination of Excess Elective Deferrals and deferrals under another plan of deferred compensation of an Employer or an Affiliated Organization will automatically be returned to the Participant.

         Notwithstanding any other provision of the Plan, Excess Elective Deferrals for a taxable year (reduced by Excess Contributions previously distributed or recharacterized for the Plan Year beginning in such taxable year), plus any income and minus any loss allocable thereto, shall be distributed no later than April 15th to any Participant to whose Salary Deferral Contribution Account Excess Elective Deferrals were assigned for the preceding year and who claims Excess Elective Deferrals for such taxable year.

         Excess Elective Deferrals shall be adjusted for any income or loss. The income or loss allocable to Excess Elective Deferrals is the income or loss allocable to the Participant's Salary Deferral Contribution Account for the taxable year multiplied by a fraction, the numerator of which is such Participant's Excess Elective Deferrals for the year and the denominator of which is the Participant's Salary Deferral Contribution Account without regard to any income or loss occurring during such taxable year.

         Any Supplemental Matching Employer Contributions or Matching Employer Contributions attributable to Excess Elective Deferrals, with the income allocable to such Supplemental Matching Employer Contributions or Matching Employer Contributions calculated in accordance with regulations under Section 401(m) of the Code, shall be withdrawn from the affected Participant's Supplemental Matching Employer Contribution and Matching Employer Contribution Accounts and used by the Employer as future Supplemental Matching Employer Contributions, Matching Employer Contributions or Discretionary Employer Contributions.

3.02     After-Tax Contributions.

         With the consent of the Plan Administrator as to the Employer by which an Employee is then employed, Participants may elect to make After-Tax Contributions to the Trust for each Plan Year in amounts not less than one percent (1%) of Compensation, nor more than ten percent (10%) of Compensation for such Plan Year and all prior Plan Years during which the Plan was in effect, reduced by the total After-Tax Contributions previously made by the Participant not to exceed the maximums permitted under Section 3.07 and 3.11. Such consent may be given in the Plan Administrator's sole discretion, but shall be applied on a non-discriminatory basis and shall apply to all Participants employed by the applicable Employer. After-Tax Contributions shall not be used to reduce the Participant's taxable income.

3.03     Method of Contribution/Change of Contribution Rate.

         Salary Deferral and After-Tax Contributions may be made by periodic payroll deductions or on such other basis as shall be determined from time to time by the Plan Administrator. Nothing contained herein shall preclude the Plan Administrator from not allowing Salary Deferral or After-Tax Contributions to be made by any Participant in accordance with Section 3.07 or from limiting the number of payroll periods in a Plan Year during which such Contributions are permitted. A Participant may elect an increase or decrease in his Salary Deferral Contributions or After-Tax Contributions, provided that such election is made in the manner and within the time prescribed by the Plan Administrator. Such election shall become effective as soon as practicable after notice of the election is received by the Plan Administrator or its delegate.

         A Participant may elect to suspend all of his Salary Deferral Contributions or After-Tax Contributions provided such election is made in the manner and within the time prescribed by the Plan Administrator. Such suspension shall become effective as soon as practicable after notice of the Participant's election is received by the Plan Administrator or its delegate. A Participant may elect to resume contributions in the manner prescribed by the Plan Administrator.

         No contributions may be made by or on behalf of any Participant during any period that he is receiving long term disability benefits, worker's compensation benefits or while the Participant is on a leave of absence for which no Compensation is being paid from the Employer.

3.04     Matching Employer Contributions.

         For Plan Years beginning on or after January 1, 2001, the Employer shall make a Matching Employer Contribution with respect to those Salary Deferral Contributions made by each Participant. Such Matching Employer Contribution for each payroll period will equal 25% of the first 8% of the Participant's Compensation for the payroll period contributed on the Participant's behalf as a Salary Deferral Contribution. The Employer may make Matching Employer Contributions in the form of cash, Company Stock or a combination thereof, or the Employer may make cash contributions to the Trust to be used by the Trust to obtain Company Stock to satisfy the Matching Employer Contributions. The cash received by the Trust shall, unless contrary to ERISA, be used to purchase Company Stock to satisfy the Company's put option liability under Appendix A, attached hereto.

         Except as provided in Appendix B, an Employer may only make a Matching Employer Contribution if such Contribution, and the amount of such Contribution, has been authorized by the Plan Administrator. Certain Matching Employer Contributions made under the Plan are subject to the special conditions set forth in Appendix B.

3.05     Supplemental Matching Employer Contributions.

         The Employer shall make a Supplemental Matching Employer Contribution with respect to those Salary Deferral Contributions made by each Participant who has directed the investment of such Salary Deferral Contributions in the Company Stock Fund. The Supplemental Matching Employer Contribution for each payroll period will equal 50% of the first 3% of the Participant's Compensation for the payroll period contributed on the Participant's behalf as a Salary Deferral Contribution directed to the Company Stock Fund. The Employer may make Supplemental Matching Contributions in the form of cash, Company Stock or a combination thereof, or the Employer may make cash contributions to the Trust to be used by the Trust to obtain Company Stock to satisfy the Supplemental Matching Employer Contributions. The cash received by the Trust shall, unless contrary to ERISA, be used to purchase Company stock to satisfy the Company's put option liability under Appendix A, attached hereto.

3.06     Discretionary Employer Contributions.

         Employers may make Discretionary Employer Contributions, which shall be allocated to each eligible Participant's Account in an amount equal to at least 2% of the Participant's Compensation; provided that in any Plan Year, the Discretionary Employer Contributions on behalf of certain Participants who are employees of a Participating Unit, when expressed as a percentage of the aggregate Compensation of such Participants, may, but need not be, the same as the contribution on behalf of the Participants who are employees of another Participating Unit. The Discretionary Employer Contributions made pursuant to this Section 3.06 shall be made in a manner that is nondiscriminatory and that meets all of the applicable qualification requirements under the Code. The Employer may designate whether or not the Participant must be an active Employee on the last day of the applicable period in order to be eligible for a share in the Discretionary Employer Contribution. The Employer may designate that the Discretionary Employer Contribution or any portion thereof shall be invested in Company Stock. The Employer may make Discretionary Employer Contributions in the form of cash, Company Stock or a combination thereof, or the Employer may make cash contributions to the Trust to be used by the Trust to obtain Company Stock to satisfy the Discretionary Employer Contributions. The cash received by the Trust shall, unless contrary to ERISA, be used to satisfy the Company's put option liability under Appendix A, attached hereto.

         Employers may make a special Discretionary Employer Contribution, to be known as a "Special SCA Discretionary Contribution", to Participants who are not Highly-Paid Employees and who are "Service Employees" as defined in Section
22.1001 of the Federal Acquisition Regulations, provided, however that Special SCA Discretionary Contributions shall be allocated to each eligible Participant on the basis of hours paid, not to exceed 40 hours per work week. Special SCA Discretionary Contributions may be made by the Employer in the form of cash, Company Stock or a combination thereof, or the Employer may make cash contributions to the Trust to be used by the Trust to obtain Company Stock to satisfy the Special SCA Discretionary Employer Contributions. The cash received by the Trust shall be used to satisfy the Company's put option liability under Appendix A, attached hereto.

         Employers may also make a separate Discretionary Employer Contribution in addition to, or in lieu of, the Special SCA Discretionary Contribution, to be known as a "Special SCA Compliance Contribution" to certain Participants who are not Highly-Paid Employees and who are "Service Employees," as defined in Section
22.1001 of the Federal Acquisition Regulations. The Special SCA Compliance Contribution shall be made in an amount necessary to satisfy the area wage determination, consistent with the requirements of the Service Contract Act, on a basis other than hours worked per week, as determined by the Plan Administrator. Special SCA Compliance Contributions may be made by the Employer in the form of cash, Company Stock or a combination thereof, or the Employer may make cash contributions to the Trust to be used by the Trust to obtain Company Stock to satisfy the Special SCA Compliance Contributions. The cash received by the Trust shall be used to satisfy the Company's put option liability under Appendix A, attached hereto.

         Notwithstanding any other provision of this Section 3.06, except in the case of such Contributions as are provided for in a collective bargaining agreement or are specified in Appendix B, the amount of a Discretionary Employer Contribution or a decision not to make such Discretionary Employer Contribution must be authorized in advance specifically by the Company. Certain Discretionary Employer Contributions made under the Plan are subject to the special conditions and terms referenced in Appendix B.

3.07     Non-Discrimination Test.

         For each Plan Year the average Contribution Percentage for Participants who are Highly-Paid Employees determined based on Salary Deferral Contributions
(ADP) and separately based on the sum of After-Tax Contributions and any Matching Employer Contributions and Supplemental Matching Employer Contributions
(ACP) shall not exceed the greater of:

(a) 1.25 multiplied by the average Contribution Percentage for the preceding Plan Year of all Eligible Employees who are not Highly-Paid Employees; or

(b) the lesser of (i) twice the average Contribution Percentage for the preceding Plan Year of all Participants who are not Highly-Paid Employees; and
(ii) the average Contribution Percentage for the preceding Plan Year of all Participants who are not Highly-Paid Employees, plus two percent (2%).

         If the limitation described under subsection (b) above is applied with respect to Salary Deferral Contributions, it shall not be applied with respect to the sum of After-Tax Contributions, Supplemental Matching Employer Contributions and Matching Employer Contributions, and vice-versa, except as otherwise permitted under the following Definitions and Special Rules Section describing the multiple use test.

         For purposes of this Section, an Excess Contribution shall mean the excess of a Highly-Paid Employee's Salary Deferral Contribution (or amounts treated as Salary Deferral Contributions) over the maximum amount of such Contributions as provided under the above test.

         For purposes of this Section, Excess Aggregate Contributions shall mean the excess of the aggregate amount of After-Tax Contributions, Matching Employer Contributions and Supplemental Matching Employer Contributions which were made on behalf of Highly-Paid Employees for any Plan Year, over the maximum amount of such Contributions as provided under the above test.

         The Excess Contributions or Excess Aggregate Contributions, whichever is applicable, shall be allocated by reducing the actual Contribution Percentage of the Highly-Paid Employee with the highest dollar amount of Salary Deferral Contributions or combined Matching Employer Contributions, Supplemental Matching Employer Contributions and After-Tax Contributions, whichever is applicable. Such Contribution Percentage shall be reduced until the Highly-Paid Employee with the highest dollar amount of applicable contributions is equal to that of the Highly-Paid Employee with the next highest dollar amount of applicable contributions or until the above test is passed. This process shall be repeated until the test is passed and such leveling method shall determine the amount of Excess Contributions attributable to each Highly-Paid Employee. The Excess Aggregate Contribution amount shall be determined after any Salary Deferral Contributions are re-characterized as After-Tax Contributions.

Definitions and Special Rules:

         The alternative test (i.e., the lesser of 200% or 2% plus the ADP or ACP, whichever is applicable, of Non-Highly Paid Employees) may only be used to meet one of the mathematical nondiscrimination tests (ADP or ACP) described in this Section. The determination of whether there has been a multiple use of the alternative test shall be made in accordance with Treasury Regulation Section 1.401(m)-2(b). If, for any Plan Year, it is determined that there has been a multiple use of the alternative test, correction shall occur through the following procedure:

                  (i)......Reduce the ADP of the Highly-Paid Employees utilizing the leveling method described in regulations under Section 401(k) of the Code by returning unmatched Salary Deferral Contributions and income allocable thereto until correction is accomplished.

                  (ii).....If further reductions are needed, reduce the ADP of the Highly-Paid Employees determined (after the adjustments described in the preceding step) using the leveling method described in regulations under Section 401(k) of the Code by returning matched Salary Deferral Contributions and by reducing the Matching Employer Contribution Accounts of the affected Highly-Paid Employees by any Matching Employer Contributions attributable to the returned Salary Deferral Contributions.

         The Plan Administrator shall also have discretionary authority to restructure the Plan and satisfy the above test based on specific common attributes among Employees.

         For purposes of determining the Contribution Percentage test, After-Tax Contributions are considered to have been made in the Plan Year in which contributed to the trust. Salary Deferral Contributions, Matching Employer Contributions, and Qualified Non-elective Contributions will be considered made for a Plan Year only if made no later than the end of the twelve-month period beginning on the day after the close of the Plan Year.

         The Employer shall maintain records sufficient to demonstrate satisfaction of the above tests and the amount of Qualified Non-elective Contributions, including qualified matching Contributions, if applicable, used in the test.

         The determination and treatment of the Contribution Percentage of any Participant shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

         If in such Plan Year the Employer permits Participants to make After-Tax Contributions, a Participant may treat his Excess Contributions under
Section 3.01 as an amount distributed to the Participant and then contributed by such Participant to the Plan as an After-Tax Contribution. Such re-characterized amounts will remain non-forfeitable and subject to the same distribution requirements as Salary Deferral Contributions. Amounts may not be re-characterized by a Highly-Paid Employee to the extent that such amount, in combination with other After-Tax Contributions made by that Employee, would exceed any stated limit under the Plan on After-Tax Contributions.

         Re-characterization must occur no later than 2 1/2 months after the last day of the Plan Year in which such Excess Contributions arose and is deemed to occur no earlier than the date the last Highly-Paid Employee is informed in writing of the amount re-characterized and the consequences thereof. Re-characterized amounts will be taxable to the Participant for the Participant's tax year in which the Participant would have received them in cash.

         Excess Contributions or Excess Aggregate Contributions shall be adjusted for any income or loss. The income or loss allocable to such Contributions is the income or loss allocable to the Participant's Account for the Plan Year multiplied by a fraction, the numerator of which is such Participant's Excess Contributions or Excess Aggregate Contributions for the year and the denominator of which is the Participant's Account attributable to satisfaction of ADP and ACP test (as applicable) without regard to any income or loss occurring during such Plan Year.

         Notwithstanding the preceding paragraph, any other reasonable method for computing the income allocable to Excess Contributions or Excess Aggregate Contributions may be used, provided that the method is non-discriminatory, is used consistently for all Participants and for all corrective distributions under the Plan for the Plan Year, and is used by the Plan for allocating income to Participants' Accounts.

         Excess Contributions (adjusted for income or loss) shall be returned to affected Highly-Paid Employees, to the extent not recharacterized. The amount of Excess Contributions to be distributed or recharacterized for a Plan Year shall be reduced by Excess Elective Deferrals previously distributed for the taxable year ending in such Plan Year. In addition, any Matching Employer Contributions attributable to returned Excess Contributions (adjusted for income or loss in the manner described in regulations under Section 401(m) of the Code) shall be withdrawn from the affected Participant's Matching Employer Contribution Accounts and used to reduce future Employer contributions.

         Excess Aggregate Contributions (adjusted for income or loss) that are After-Tax Contributions shall be returned to affected Highly-Paid Employees. Any Matching Employer Contributions attributable to returned After-Tax Contributions (adjusted for income or loss in the manner described in regulations under Section 401(m) of the Code) shall be withdrawn from the affected Participants' Matching Employer Contribution Accounts and used to reduce future Employer contributions.

         Excess Aggregate Contributions (adjusted for income or loss) that are Matching Employer Contributions not attributable to returned After-Tax Contributions, shall be distributed to affected Highly-Paid Employees to the extent vested. To the extent such Matching Employer Contributions are not vested they shall be withdrawn from the affected Participants' Matching Employer Contribution Accounts and used to reduce future Employer contributions.

         The return of Excess Contributions and Excess Aggregate Contributions shall occur within 12 months following the end of the Plan Year in which the nondiscrimination tests described in this Section are not satisfied and shall be accomplished by a reduction in the respective Accounts' investments in the Plan's investment funds in amounts determined by the Plan Administrator.

         In the event that this Plan satisfies the requirements of Section 401(k), 401(m), 401(a)(4) or 410(b) of the Code only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of such Sections of the Code only if aggregated with this Plan, then this Section 3.07 shall be applied by determining the Contribution Percentage of Participants as if all such plans were a single plan. For Plan Years beginning after December 31, 1989, plans may be aggregated in order to satisfy Section 401(k) or 401(m) of the Code only if they have the same Plan Year.

         The ACP for any Participant who is a Highly-Paid Employee for the Plan Year and who is eligible to make after-tax employee contributions or receive employer matching contributions under two or more arrangements described in
Section 401(m) of the Code that are maintained by the Employer and that are not required to be mandatorily disaggregated shall be determined as if such contributions were made under a single arrangement. If a Highly-Paid Employee participates in two or more arrangements described in Section 401(m) that have different Plan Years, all such arrangements ending with or within the same calendar year shall be treated as a single arrangement..

         In lieu of applying the nondiscrimination test described in this Section to a single group composed of all Eligible Employees as of the end of the Plan Year, the Plan Administrator may elect to separately apply the test to two groups of Eligible Employees: one group consisting of those Eligible Employees who have not completed the minimum age and service conditions described in Section 410(a) of the Code as of the end of the Plan Year, and the other group consisting of the remaining Eligible Employees.

         In the event that any provisions of this Section 3.07 are no longer required or applicable for qualification of the Plan under the Code, then any applicable provisions of this Section 3.07 shall thereupon be void.

3.08     Forfeitures.

         Upon termination of employment with all Employers and Affiliated Organizations for reasons other than retirement, disability, or death, a Participant shall forfeit his unvested Account, subject to reinstatement as described below, and provided that if less than 100% of a Participant's ESOP Account is to be forfeited, Company Stock held in such Participant's ESOP Account that was acquired with the proceeds of an Exempt Loan (as defined in the pre-merger DynCorp Employee Stock Purchase Plan) shall be forfeited only after all other assets held in such Participant's ESOP Account are forfeited.

         As of the end of each calendar quarter, any forfeitures occurring during such Plan Year resulting from a Participant's termination of employment shall first be applied to restore the previously forfeited accounts, if applicable, of former Terminated Vested Participants who have been re-employed.

         If a terminated Participant who was not fully vested in his ESOP, Matching Employer Contribution, Supplemental Matching Employer Contribution and Discretionary Employer Contribution Accounts is subsequently re-employed by the Employer or an Affiliated Organization prior to the occurrence of five consecutive twelve-month Breaks-in-Service after the date of his termination of employment, any amount forfeited shall be reinstated to his Account, subject to the repayment requirements of Section 7.03.

         Any portion of the total forfeiture not applied in accordance with the preceding paragraphs may be applied toward the Matching Employer Contribution or Supplemental Matching Employer Contribution and allocated to remaining Active Participants in the same manner as provided under Sections 3.04 and 3.05, respectively.

         Any portion of the total forfeiture remaining may be applied toward the Discretionary Employer Contribution, and allocated to remaining Active Participants in the same manner as provided under Section 3.06.

         Should a Participant who is not fully vested in his ESOP, Matching Employer Contribution, Supplemental Matching Employer Contribution and Discretionary Employer Contribution Accounts under Section 7.01 terminate employment, the resulting forfeiture of his ESOP, Matching, Supplemental and Discretionary Employer Contribution Accounts, combined with the distribution of the vested portions thereof, shall be deemed a full distribution of such Accounts.

3.09     Maximum Contributions.

         Notwithstanding the above, the total amount of Salary Deferral Contributions, Matching Employer Contributions, Supplemental Matching Employer Contributions and Discretionary Employer Contributions for any Plan Year shall not exceed an amount equal to fifteen percent (15%) (or such greater percentage as may be permitted under Section 404(a)(3) of the Code) of the total Reduced Compensation of all Participants for such Plan Year. The excess, if any, of fifteen percent (15%) (or such greater percentage as may be permitted under Section 404(a)(3) of the Code) of the total Compensation of all Participants earned in any year commencing before January 1, 1987 above the actual aggregate Employer Contributions for such years may be added to the total contribution provided the Plan was then in effect.

3.10    Time of Payment and Accrual of Contributions for Highly-Paid Employees.

         Matching Employer Contributions, Supplemental Matching Employer Contributions and Discretionary Employer Contributions may be made at any time on or before the date required for deduction of such Contributions on the Employer's Federal income tax return. In the event the Company is unable to satisfy the requirements of Sections 401(a)(4) or 410 of the Code and the Treasury Regulations thereunder for a particular Plan Year, the Plan Administrator may, in its discretion, reduce the contributions to Highly-Paid Employees by using a leveling method similar to that described in the regulations under Section 401(k) of the Code or by using any other method that is approved by the Plan Administrator, but in all cases done in a manner that is nondiscriminatory, and which causes the Plan to satisfy all of the applicable qualification requirements under the Code.

3.11     Annual Additions Limitation.

         Notwithstanding the above provisions of this Article, in no event shall the annual additions to a Participant's Account exceed the maximum amount permitted under Section 415 of the Code, and all provisions of such Section are hereby incorporated in the Plan by reference. The term "limitation year", as defined under the Code, shall mean the Plan Year.

         As soon as administratively feasible after the end of the limitation year, the maximum permissible amount for the limitation year will be determined on the basis of the Participant's actual compensation for the limitation year.

         If due to the maximum permitted above there is an excess amount, the excess will be disposed of as follows:

         (1) Any After-Tax Contributions, to the extent they would reduce the excess amount, will be returned to the Participant;

         (2) If an excess amount still exists, and the Participant is covered by the Plan at the end of a limitation year, the excess amount shall next be adjusted as follows:

(i) first by a reduction in the Participant's Salary Deferral Contribution Account by the amount of unmatched Salary Deferral Contributions for the Plan Year, initially from those unmatched contributions invested among Non-Company Stock Investment Funds, on a proportionate basis, and thereafter from those unmatched contributions invested in the Company Stock Fund, plus the amount of earnings, if any, attributable to such Salary Deferral Contributions;

(ii) next by a reduction in the Participant's Salary Deferral Contribution Account by the amount of matched Salary Deferral Contributions for the Plan Year, initially from those matched contributions invested among Non-Company Stock Investment Funds, on a proportionate basis, and thereafter from those matched contributions invested in the Company Stock Fund, plus the amount of earnings, if any, attributable to such Salary Deferral Contributions and by a reduction in the Matching Employer Contributions attributable to matched Salary Deferral Contributions and earnings for the Plan Year attributable to such Matching Employer Contributions, initially from those Matching Employer Contributions invested among Non-Company Stock Investment Funds (if any) and thereafter from Matching Employer Contributions invested in the Company Stock Fund;

(iii) next by a reduction in the Participant's Supplemental Matching Employer Contributions Account by the amount of any Supplemental Matching Employer Contributions for the current Plan Year; and

(iv) next by a reduction in the Participant's Discretionary Employer Contribution Account by the amount of any Discretionary Employer Contributions for the current Plan Year.

         (3) If an excess amount still exists, and the Participant is not covered by the Plan at the end of a limitation year, the excess amount will be held unallocated in a suspense account. The suspense account will be applied to reduce future Employer Contributions for all remaining Participants in the next limitation year, and each succeeding limitation year if necessary.

         (4) If a suspense account is in existence at any time during a limitation year pursuant to this Section, such account will not receive an allocation of the trust's investment gains and losses. If a suspense account is in existence at any time during a particular limitation year, all amounts in the suspense account must be allocated and reallocated to Participant's Accounts before any Employer or any Participant contributions may be made to the Plan for that limitation year. Excess amounts may not be distributed to Participants or former Participants, except as provided below.

         In the case where a reasonable error is made so that the limitations of
Section 415 are violated, the aggregate amount of any corrective adjustments to the Salary Deferral Contribution Account of a Participant covered by the Plan shall be accomplished by distributing the excess Salary Deferral Contributions and the earnings, if any, attributable to such excess Salary Deferral Contributions to the affected Participant. The aggregate amount of corrective adjustments that are attributable to Matching Employer Contributions, Supplemental Matching Employer Contributions and Discretionary Employer Contributions shall be held in suspense and applied to reduce any later contributions by the Employer on behalf of all Participants.

3.12     Return of Contribution.

         Except as provided in Section 3.11 and this Section, and notwithstanding any other provision of this Plan or of the Trust Agreement, the Employer irrevocably divests itself of any interest or reversion whatsoever in any sums contributed by it to the Trust Fund, and it shall be impossible for any portion of the Trust Fund to be used for, or diverted to, any purpose other than for the exclusive benefit of Participants or their Beneficiaries.

(a) If a contribution by the Employer is conditioned upon initial qualification of the Plan under Section 401 of the Code, and the Plan does not so qualify, the contribution shall be returned to the Employer within one year of the date of denial of such qualification.

(b) If a contribution made by the Employer is based upon a good faith mistake of fact, the contribution shall be returned to the Employer within one year after the payment of the contribution.

(c) If a contribution which is intended to be deductible for Federal income tax purposes is determined to not be deductible and part or all of the deduction is disallowed, the contribution, to the extent disallowed, shall be returned to the Employer within one year after the disallowance of the deduction.

(d) Earnings attributable to any mistaken or non-deductible contribution may not be returned to the Employer, but losses attributable thereto must reduce the amount to be so returned.

(e) If the withdrawal of the amount attributable to the mistaken or nondeductible contribution would cause the balance of the individual Account of any Participant to be reduced to less than the balance which would have been in the Account had the mistaken or nondeductible amount not been contributed, then the amount to be returned to the Employer must be limited so as to avoid such reduction. In the case of a reversion due to initial disqualification of the Plan, the entire assets of the Plan attributable to Employer contributions may be returned to the Employer.

(f) A contribution may be returned to the Employer or a Participant, whichever is applicable, in order to satisfy the requirements of Section 3.07.

3.13     Rollover Contributions.

         An Eligible Employee who has received or is entitled to receive an "eligible rollover distribution" within the meaning of Section 402 of the Code from a qualified retirement plan may, with the approval of the Plan Administrator, contribute, or authorize the direct rollover of, all or part of such distribution to the Trust Fund for this plan, regardless of whether he is presently eligible to contribute to this Plan; provided, however, no such contribution may be made unless all of the following conditions are satisfied:

(a) If the distribution is contributed by the Eligible Employee, such contribution occurs on or before the 60th day following the Eligible Employee's receipt of the distribution from the other plan;.

(b) The amount contributed or included in the direct rollover is not more than the distribution from the other plan less the amount, if any, considered to be a return of employee after-tax contributions; and

(c) The contribution or transfer consists of cash via check (unless the Plan Administrator authorizes another type of contribution or transfer).

         The Plan Administrator may develop procedures, and may require the information from the Eligible Employee desiring to make a rollover contribution or direct rollover, as it deems necessary or desirable to determine that the proposed rollover contribution or direct rollover shall satisfy the requirements of this Section. Upon approval by the Plan Administrator, the amount contributed or included in the direct rollover shall be credited to a Rollover Contribution Account established on the Eligible Employee's behalf. Rollover contributions shall be invested in the manner described in Section 4.02. Upon a rollover contribution or direct rollover by an Eligible Employee who is not yet making contributions to this Plan, his Rollover Contribution Account adjusted for Plan earnings and losses attributable to that amount shall represent his sole interest in this Plan until he begins making contributions.

3.14     Military Service.

         Notwithstanding any provision of the Plan to the contrary, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with Section 414(u) of the Code.

ARTICLE IV  -- ADMINISTRATION OF FUNDS

4.01     Investment of Funds.

         There shall be established within the Plan's Trust Fund one or more separate investment funds selected by the Company, one of which shall be a Company Stock Fund and the remainder which shall be Non-Company Stock Investment Funds. The Company may add, modify, or eliminate investment funds at its discretion without amending the Plan.

4.02     Investment Elections.

         A Participant may direct the investment of his future Salary Deferral Contributions and future Rollover Contributions among any of the Plan's investment funds according to procedures prescribed by the Plan Administrator. In the absence of any investment direction by the Participant, a Participant's Accounts shall be invested in the investment fund the Plan Administrator directs.

         Except as otherwise required by law, Matching Employer Contributions attributable to Salary Deferral Contributions made on or after July 1, 1995, and prior to January 1, 2001, and any investment earnings on such Matching Employer Contributions, shall remain invested in the Company Stock Fund at all times. Notwithstanding the foregoing, Matching Employer Contributions made with respect to Salary Deferral Contributions of Participants employed by Employers that do not make Matching Employer Contributions in the form of Company Stock on or after July 1, 1995, and Matching Employer Contributions made pursuant to paragraph 1 of Appendix B, shall be invested among the Plan's investment funds in the same proportions as the Salary Deferral Contributions.

4.03     Change of Elections - Investment in Company Stock Fund.

         A Participant may elect to change the investment of his future Salary Deferral Contributions among the Plan's investment funds in the manner and at the times prescribed by the Plan Administrator. Any such election shall be effective as soon as practicable following receipt of the election by the Plan Administrator or its delegate. Notwithstanding the foregoing or any provision of
Section 4.04 to the contrary, Salary Deferral Contributions which the Participant elects to initially invest in the Company Stock Fund, and Matching Employer Contributions, Supplemental Matching Employer Contributions and Discretionary Employer Contributions made on or after January 1, 2001, in the form of Company Stock must remain so invested for at least eight full calendar quarters following the end of the payroll period (or in the case of Discretionary Employer Contributions, the end of the calendar quarter, as applicable) to which such contributions relate.

4.04     Change of Election - Diversification.

         Subject to the provisions of Section 4.02 and 4.03, a Participant may elect to change the investment direction of the balance of his Accounts (other than his ESOP Account, if any, which, except as otherwise required by law, shall at all times remain invested in Company Stock, except to the extent that the diversification requirements of Appendix A apply), and amounts invested in the Company Stock fund, among the Plan's investment funds at such times and in accordance with such procedures and limitations prescribed by the Plan Administrator. A Participant's investment direction given pursuant to this Section shall be given effect as soon as administratively practicable following receipt of the investment direction by the Plan Administrator or its delegate.

         With respect to a direction to change investment of Accounts from the Company Stock Fund to Non-Company Stock Investment Funds, a sale of Company Stock in satisfaction of the direction shall not occur before the trading period on the Internal Market next following receipt of the investment direction and shall be subject to the Trustee's ability to sell shares for fair market value on the Internal Market. If the Trustee is unable to sell a sufficient number of shares for fair market value on the Internal Market to fully satisfy all outstanding Participant directions to change investment of account balances from the Company Stock Fund to Non-Company Stock Investment Funds and other directions requiring the sale of Company Stock, the Trustee shall prorate the sale of shares among directing Participants' Accounts based on the total number of shares in each Account required to be sold to fully satisfy the investment direction over the total number of shares required to be sold to satisfy all directions requiring sale of Company Stock. In such event, no further action will be required by the Trustee in satisfaction of the Participants' elections.

4.05     Allocation of Contributions.

         The Plan Administrator shall allocate Contributions to the Account of each Participant as frequently as is administratively feasible.

4.06     Valuation of Assets.

         As of each Valuation Date, the assets of the Trust shall be valued at fair market value, and any gains or losses shall be allocated to the same investment alternatives in which they arose.

         All valuations of Common Stock shall be performed in accordance with generally accepted valuation methods and practices. Where such Common Stock is not readily tradable on an established securities market, valuations shall be made by one or more independent appraisers who meet the requirements, if any, of the Code and Regulations. The determination of fair market value of shares of Common Stock shall consider, to the extent permitted by law (and in conformity, where applicable, with the provisions of this Article IV), any enterprise or premium amounts payable to a Participant in the event of exercise of a put option pursuant to Sections 4.2 and 4.3 of Appendix A.

         The Plan Administrator shall establish accounting procedures for the purpose of making the allocations, valuations and adjustments to Participants' Accounts in accordance with provisions of the Plan. From time to time, the Plan Administrator may modify its accounting procedures for the purpose of achieving equitable and nondiscriminatory allocations among the Accounts of Participants in accordance with the provisions of the Plan.

4.07     Voting of Shares.

         If a Participant's Account is invested in Common Stock, then, at least 30 days before each annual or special meeting of shareholders of the Company (or, if such schedule cannot be met, as early as practicable before such meeting), the Company shall cause the Trustee to send to each Participant whose Account is invested in Common Stock, a copy of the proxy solicitation material therefore, together with a form providing confidential instructions to the Trustee on how to vote the shares of Common Stock held within the Participant's Account. Upon receipt by the Trustee of such instructions directly from Participants, or upon receipt of such instructions from the Plan Administrator that were communicated by the Participant to the Plan Administrator, in conformance with said proxy solicitation material, the Trustee shall vote the shares of Common Stock as instructed. Instructions received from individual Participants by the Trustee shall be held in strictest confidence and shall not be divulged or released to any person, including officers or Employees of an Employer. The Trustees shall vote the shares of Common Stock for which no instructions have been received in the same proportion as the shares for which instructions have been received unless otherwise prohibited by ERISA.

         A Participant's Beneficiary shall be entitled to exercise all notice, voting, tender, or exchange rights provided for in Sections 4.07 and 4.08 with respect to shares of Common Stock allocated to the Account of a deceased Participant as if such Beneficiary were the Participant.

4.08     Tender or Exchange Offer Procedure.

         In the event an offer is received by the Trustee (including, but not limited to, a tender offer or exchange offer) to purchase any shares of Common Stock held by the Trustee in the Trust, the Company shall cause the Trustee to send to each Participant whose Account is invested in Common Stock such information as will be distributed to shareholders of the Company in connection with such offer, and to notify each Participant in writing of the number of shares of Common Stock which are then credited to such Participant's Account. The Trustee shall provide to each Participant a form requesting confidential directions as to the manner in which the Trustee is to respond to the offer with respect to shares of Common Stock allocated to such Participant's Account. Upon timely receipt of such directions, the Trustee shall respond as directed with respect to the tender or exchange of such shares. Instructions received from individual Participants by the Trustee shall be held in the strictest confidence and shall not be divulged or released to any person, including officers or Employees of an Employer. The Trustee shall not tender or exchange shares of Common Stock allocated to a Participant's Account for which the Trustee has not received directions from the Participant.

         A Participant who has directed the Trustee to tender or exchange shares of Common Stock allocated to such Participant's Account may, at any time prior to the offer withdrawal date, direct the Trustee to withdraw such shares from the offer prior to the withdrawal deadline, in which case the Trustee shall carry out such directive.

         In the event that shares of Common Stock held in a Participant's Account are tendered or exchanged pursuant to this Section 4.08, the proceeds received upon the acceptance of such tender or exchange shall be credited to such Participant's Account, and shall be invested in the manner determined by the Company or as otherwise provided in the Plan.

4.09     ERISA Section 404(c) Plan.

         Other than for Accounts which are required to be invested in the Company Stock Fund, the Plan is intended to constitute a plan described in
Section 404(c) of ERISA and shall be administered in accordance with such intent and in compliance with Department of Labor Regulations Section 2550.440c-1.

4.10     Confidentiality.

         Information relating to the purchase, holding, and sale of Common Stock in a Participant's Account and the exercise of voting, tender, and similar rights with respect to such stock by Participants and their beneficiaries shall be maintained in accordance with such procedures as the Trustee shall establish designed to safeguard the confidentiality of such information, except to the extent necessary to comply with Federal laws or state laws not preempted by ERISA.

4.11     Fiduciary Designation.

         The Trustee is designated as the Plan fiduciary responsible for ensuring that the procedures implemented pursuant to Section 4.10 are sufficient to safeguard the confidentiality of information described in that Section, that such procedures are being followed, and that an independent fiduciary is appointed to carry out activities which the Plan Administrator determines involve a potential for undue influence by any Employer upon Participants and beneficiaries with regard to the direct or indirect exercise of shareholder rights with respect to Common Stock. A Participant who gives instructions to the Trustee pursuant to Sections 4.07 and 4.08 shall be deemed to be acting as a "named fiduciary", as such term is defined in Section 402(a)(1) of ERISA.

4.12     Effect of Certain Withdrawals, Distributions and Transfers.

         Notwithstanding any other provision of this Plan, in the event (a) a Participant is a person subject to the provisions of Section 16(b) of the Securities Exchange Act of 1934, as amended, (b) who has invested any portion of his Account in the Company Stock Fund and (c) who has made any withdrawal or received any distribution from his Account for any reason other than a distribution on account of death, retirement, disability, termination of employment, or a QDRO, such former Participant may not make any further investments in the Company Stock Fund until a period of six months has expired since his last such withdrawal or distribution. In addition, in the case of a Participant who is a person subject to the provisions of Section 16(b) of the Securities Exchange Act of 1934, as amended, such Participant may not make a change of investments between the Company Stock Fund and any other investment fund unless (a) such change of investments is made no earlier than six months after any previous such change, whether into or out of the Company Stock Fund, and (b) such change of investments is elected within the period beginning on the third business day and ending on the twelfth business day following the Company's filing of its Annual Report, Form 10-K, or Quarterly Report, Form 10-Q, with the Securities and Exchange Commission; affected Participants may ascertain the respective filing dates from the Company's Controller.

ARTICLE V -- RETIREMENT BENEFITS

5.01     ESOP Account Benefit.

         Except as otherwise specifically provided in Section 5.05, a Participant's ESOP Account shall be payable solely pursuant to the terms of
Article II and III of Appendix A, attached hereto. A Participant's Accounts, other than ESOP Accounts, if any, shall be payable pursuant to the terms of this
Article V and Section 7.02. Accordingly, unless expressly provided otherwise, all references in this Article V to capitalized terms (e.g., Vested Account Balance, Retirement Benefits, Installment Payments, Joint-and-Survivor Annuity, and Annuity Starting Date) shall refer to a Participant's Account without reference to amounts allocated to such Participant's ESOP Account, if any.

5.02     Normal Retirement Benefit.

         A Normal Retirement Benefit shall be payable to any Participant upon his Normal Retirement, unless such Participant has elected to receive a Deferred Retirement Benefit. Payment of the Normal Retirement Benefit shall commence no later than 60 days following the last day of the Plan Year in which his Normal Retirement Date occurs.

5.03     Deferred Retirement Benefit.

         If a Participant so elects in writing to defer his receipt of benefits until some date or event after his Normal Retirement Date, a Deferred Retirement Benefit shall be payable to the Participant upon the occurrence of such date or event.

5.04     Disability Retirement Benefit.

         A Disability Retirement Benefit (collectively with Normal Retirement Benefits and Deferred Retirement Benefits "Retirement Benefits") shall be payable to any Participant who has suffered a Disability and who retires from service of the Employer by reason of such Disability. Payment shall commence no later than sixty (60) days following the last day of the Plan Year in which such retirement occurs.

5.05     Payment of Benefits.

         If, at the time a Retirement Benefit is payable, the total value of a Participant's Vested Account Balance is $5,000 or less, the Plan Administrator shall direct the Trustee to distribute the Participant's Retirement Benefit in a single lump sum, without any requirement for such Participant's consent. Solely for purposes of determining whether the Plan Administrator may, pursuant to this
Section 5.05, compel the distribution of a Participant's Vested Account Balance that is $5,000 or less, the value of a Participant's ESOP Account, if any, provided under Appendix A shall be taken into account.

         If, at the time a Retirement Benefit is payable, the total value of a Participant's Vested Account Balance is greater than $5,000, the Participant's Vested Account Balance shall be paid in a lump sum, unless the Participant elects in writing to receive Installment Payments, a Life Annuity, or a Joint-and-Survivor Annuity, in which case payments shall be made accordingly. No less than 30, and no more than 90 days before payment of the Retirement Benefit of a Participant is due to commence, the Employer shall explain to affected Participants the material features of, and explain the relative values of, a Joint-and-Survivor Annuity and other forms of benefit available under the Plan. An election may be changed at any time by delivery of a written change to the Plan Administrator, up to the time the Administrator has ordered payment of a Retirement Benefit by the Trustee or has paid for the purchase of an annuity described below.

         Any benefits that become distributable to the Participant pursuant to this Article shall be paid as soon as reasonably practicable after the Participant's termination of employment subject, where applicable, to the Trustee's ability to sell shares of Company Stock in which the Participant's Accounts are invested for fair market value on the Internal Market. Unless the Participant otherwise elects, benefits shall be paid no later than 60 days after the end of the Plan Year in which occurs the latest of:

(i)      the Participant's Normal Retirement Date;

(ii)     the 10th anniversary of the commencement of his Plan participation; or

(iii)    his termination of employment.

         Notwithstanding the foregoing, if the value of a terminating Participant's Accounts following his termination of employment is more than $5,000, payments from the Participant's Accounts shall not be made prior to the Participant's Normal Retirement Date, without the written consent of the Participant obtained no more than 90 days and no less than 30 days before a distribution (or, in the case of installments, the initial such distribution), unless the Participant waives the 30 day minimum period in accordance with the waiver provisions of Section 5.12.

         Notwithstanding any provision of the Plan to the contrary, the vested benefits of a Participant shall generally commence or otherwise be paid in accordance with Treasury Regulations under Section 401(a)(9) of the Code no later than April 1 of the calendar year following the later of (i) the year the Participant attains Age 70 1/2, or (ii) the year the Participant retires or otherwise terminates employment (except as otherwise provided for a Participant who is a 5% owner as defined in Section 416 of the Code).

         Benefits attributable to the portion of the Participant's Account accrued prior to July 1, 1995 shall be paid in the form of payment elected by the Participant, but in no event in an amount less than required by Section 401(a)(9) of the Code and regulations thereunder. If no election is made, such benefits shall automatically be paid in a single lump sum. Benefits attributable to the portion of the Participant's Account accrued on and after July 1, 1995 shall be paid in a single lump sum.

         With respect to distributions under the Plan made for calendar years beginning on or after January 1, 2001, the Plan will apply the minimum distribution requirements of section 401(a)(9) of the Code in accordance with the regulations under section 401(a)(9) that were proposed on January 17, 2001, notwithstanding any provision of the Plan to the contrary. This amendment shall continue in effect until the end of the last calendar year beginning before the effective date of final regulations under section 401(a)(9) or such other date specified in guidance published by the Internal Revenue Service.

5.06     Installment Payments.

         A Participant may elect to receive his entire Vested Account Balance in up to ten approximately equal annual installments ("Installment Payments"), as elected by the Participant. Until such time as his entire Vested Account Balance has been distributed by such method, the Account will continue to incur appreciation and depreciation, earnings, expenses, and similar adjustments, and the amount of each subsequent installment will reflect a proportional amount of such adjustments.

5.07     Joint-and-Survivor Annuity.

         A Participant may elect to receive an annuity, payable monthly, quarterly, semi-annually, or annually at the Participant's option, of a level annual amount for his lifetime, with a provision for continuation of no less than fifty percent (50%), up to one hundred percent (100%), of such amount payable to the Participant's spouse for the duration of the spouse's lifetime after the death of the Participant (a "Joint-and-Survivor Annuity"). The Plan Administrator will purchase the Joint-and-Survivor Annuity from a legal reserve life insurance company in the name of the Participant with the lump-sum value of the Participant's Vested Account Balance. Payments of the annuity shall commence as soon as practicable following the date of such purchase (the "Annuity Starting Date")

5.08     Life Annuity.

         A Participant who is not married at the time payment of his Retirement Benefit is due to commence, or who has received a Spousal Consent or qualifies within one of the exceptions from the requirement for a Spousal Consent set forth in the following paragraph, may elect to receive an annuity, payable quarterly, semi-annually, or annually at the Participant's election, of a level annual amount for his lifetime (a "Life Annuity"). The Plan Administrator will purchase the Life Annuity from a legal reserve life insurance company in the name of the Participant with the lump-sum value of the Participant's Vested Account Balance, and payments shall commence on the Annuity Starting Date.

         If a Participant is married at the time payment of his Retirement Benefit is due to commence, he must receive a Joint-and-Survivor Annuity, in lieu of a Life Annuity, unless (a) the Participant is legally separated from the spouse, by order of a court; (b) the Participant has been abandoned by the spouse, in accordance with local law; (c) the spouse consents in writing to the election of a Life Annuity, within the 90-day period ending on such commencement date (a "Spousal Consent"); (d) if the spouse is not legally competent to give consent, the legal guardian of the spouse, including the Participant if the Participant is such legal guardian, gives such Spousal Consent on behalf of the spouse; or (e) it is established to the satisfaction of the Plan Administrator that Spousal Consent cannot be obtained because the spouse cannot be located. A Spousal Consent must be witnessed by a notary public or by a person so designated by the Plan Administrator. A Spousal Consent shall be irrevocable. Purchase of a Life Annuity on behalf of a Participant in reliance upon information submitted by or on behalf of the Participant, including a form of Spousal Consent, shall discharge the responsibility of the Employer, the Plan Administrator, and the Trustees.

5.09     Additional Allocations on Retirement.

         Except as otherwise provided in Section 5.06, any allocation for a Participant, made as of a Valuation Date subsequent to the date of his retirement, shall be paid to such Participant, or his Beneficiary, as soon after such Valuation Date as is practical.

5.10     Crediting of Investment Earnings.

         Investment earnings shall be credited to a Participant's Account through the Valuation Date coincident with or last preceding the date that distribution of the Account is made. No earnings shall be credited after such Valuation Date.

5.11     Company Stock.

         A Participant may elect to have the portion, if any, of his Vested Account Balance accrued prior to July 1, 1995 and attributable to a fund invested in Company Stock distributed all in cash or all in kind or in a combination thereof. In the case of an in kind distribution, the value of a fractional share shall be paid in cash. A Participant may elect to have that portion, if any, of the Participant's Vested Account Balance accrued on and after July 1, 1995, and invested in Company Stock, distributed all in cash or all in kind; provided however, any such distribution in cash shall be subject to the Trustee's ability to sell the shares of Company Stock for fair market value on the Internal Market. If the Trustee is unable to sell all the Company Stock in the Participant's Accounts within the time required to make distribution of the Participant's Accounts in accordance with Section 401(a)(14) of the Code, distribution of the remaining Company Stock shall be made in kind.

         On and after January 1, 1996, the portion of a Participant's Vested Account Balance accrued prior to July 1, 1995 and invested in the Company Stock Fund may be distributed in cash or in kind or in a combination thereof; provided, however, a cash distribution of that portion of a Participant's Accounts invested in Company Stock shall be subject to the Trustee's ability to sell the shares of Company Stock allocated to the Participant's Accounts on the Internal Market. If the Trustee is unable to sell all the Company Stock in the Participant's Accounts within the time required to make distribution of the Participant's Accounts in accordance with Section 401(a)(14) of the Code, distribution of the remaining Company Stock shall be made in kind. The provisions of this paragraph shall become operative only upon a determination by the Internal Revenue Service that the terms of the Plan, including these provisions, will continue to qualify under Section 401(a) of the Code.

5.12     Waiver of Notice.

         Any distribution under the Plan may be made (or may commence, as the case may be) less than 30 days after any notice required under Sections 411(a)(11) and 402(f) of the Code is given, provided that (i) the Plan Administrator clearly informs the Participant that the Participant has a right to consider whether to elect a distribution (and, if applicable, a particular distribution option) for at least 30 days after the notice is given, and (ii) the Participant, after receiving the notice, affirmatively elects such distribution.

ARTICLE VI -- DEATH BENEFITS

6.01     ESOP Account Benefit.

         Death benefits payable to a Participant's Beneficiary with respect to his ESOP Account, if any, shall be payable solely pursuant to the terms of
Article II and III of Appendix A, attached hereto. Participant Accounts other than ESOP Accounts shall be payable pursuant to the terms of this Article VI and
Section 7.02. References in this Article VI to Vested Account Balance shall refer to a Participant's Account without reference to such Participant's ESOP Account, if any.

6.02     Death Benefits.

         In the event of the death of a Participant who has not yet received payment of his Vested Account Balance, the Vested Account Balance shall be paid to his Beneficiary in a single lump sum. Any payment under this Section shall be paid as soon as practicable at the Beneficiary's election and no later than five years after the Participant's death. The distribution shall be equal to the Participant's Vested Account Balance as of the Valuation Date coincident with or immediately preceding the date of payment.

6.03     Additional Allocations on Death.

         Any allocation for a Participant, made as of a Valuation Date subsequent to the date of his death, shall be paid to such Participant's Beneficiary as soon after such Valuation Date as is practical.

6.04     Beneficiary Designation.

         If a Participant has a qualified spouse, then such spouse shall automatically be the Beneficiary eligible to receive the Vested Account Balance of the Participant pursuant to the Participant's death, unless the Participant names an alternate Beneficiary, and the qualified spouse has given a Spousal Consent to the Participant's naming of an alternate Beneficiary, which consent must acknowledge the effect of such designation. For purposes of this paragraph, a qualified spouse is a spouse to whom the Participant is married at the date of death and to whom the Participant has been married for at least one year. Each Participant shall have the right by written notice to the Plan Administrator, in the form prescribed by the Plan Administrator, to designate, and from time to time to change the designation of, one or more Beneficiaries and contingent Beneficiaries to receive any benefit which may become payable under the Plan pursuant to his death, provided his qualified spouse, if any, consents to the designation of an alternate Beneficiary as set forth in the preceding sentence. A qualified spouse may also expressly permit a Participant to subsequently change an alternative Beneficiary designation without any further Spousal Consent.

         If it is established to the satisfaction of the Plan Administrator that there is no qualified spouse or that such spouse cannot be located, an alternative Beneficiary designation will be deemed a proper election without any Spousal Consent.

         Any consent by a qualified spouse obtained under this provision (or establishment that the consent of a qualified spouse may not be obtained) shall be effective only with respect to such spouse. A consent that permits designations by the Participant without any requirement of further consent by the qualified spouse must acknowledge that such spouse has the right to limit consent to a specific beneficiary, and a specific form of benefit where applicable, and that the spouse voluntarily elects to relinquish either or both of such rights. A revocation of a prior beneficiary designation may be made by a Participant without the consent of the qualified spouse at any time before the commencement of benefits. The number of revocations shall not be limited.

         In the event that a Participant who does not have a qualified spouse as described above fails to designate a Beneficiary to receive a benefit under the Plan that becomes payable pursuant to his death, or in the event that the Participant is pre-deceased by all automatic or designated primary and contingent beneficiaries, the death benefit shall be payable to the Participant's estate.

         Notwithstanding any other provision of the Plan to the contrary, the beneficiary designation filed under the ESOP by an ESOP participant who terminated participation in the ESOP on or before December 31, 2000, shall control until changed by the Participant pursuant to this Section 6.04.

ARTICLE VII -- VESTING AND SEPARATION FROM SERVICE

7.01     Vesting of Accounts.

(a) A Participant shall at all times be fully (100%) vested in his Salary Deferral Contribution Account, After-Tax Contribution Account, and Rollover Contribution Account, and in any restoration contributions by the Participant made pursuant to Section 7.03.

(b) A Participant shall be vested in his Matching Employer Contribution Account, Supplemental Matching Employer Contribution, and his Discretionary Employer Contribution Account in accordance with the following table:

           Years of Service                   Vesting Percentage
           ----------------                   ------------------
             Less than 1                             0%
              1 or more                             100%

(c) A Participant shall be vested in his ESOP Account in accordance with the following table:

           Years of Service                   Vesting Percentage
           ----------------                   ------------------
              Less than 2                             0%
           2 but less than 3                         50%
           3 but less than 4                         75%
              4 or more                             100%


         A Participant's Years of Service credited under the Plan on or after January 1, 2001, together with service credited to the Participant under the ESOP through December 31, 2000, shall be aggregated to determine the percentage of a Participant's ESOP Account or Plan Account that is vested. In no event shall the operation of the previous sentence allow the duplication of Years of Service for Participants who participated in both the ESOP and the Plan prior to January 1, 2001.

         Notwithstanding the foregoing, where the Plan Administrator determines that government regulations, including the Federal Procurement Regulations and agency supplemental procurement regulations, or contracts issued by government agencies require, for Participants who are subject to such regulation or contract, that so much of the Participant's ESOP Account as is attributable to a period of service when the Participant is performing a government contract shall be 100% vested for any such Participant who has completed one Year of Service, then each such Participant shall be 100% vested, in that portion of his ESOP Account attributable to contributions for the period during which he is subject to such regulation or contract, upon completion of one Year of Service. However, if for any Plan Year the application of the preceding sentence would result in discrimination in favor of Highly Paid Employees in violation of Code Section 401(a)(4), then for such Plan Year the preceding sentence shall not apply to any such Highly Paid Employee.

(d) Notwithstanding any provision of this Section to the contrary, an Active Participant, an Inactive Participant, and any other employee of an Employer whose Years of Service are taken into account for purposes of vesting under this Section shall be fully (100%) vested in his entire Account at his Normal Retirement Date, the date of his retirement due to Disability, or the date of his death.

(e) Notwithstanding any provision of this Section to the contrary, if an earlier vesting schedule is required pursuant to a collective bargaining agreement, an Active Participant affected by such agreement shall be vested in his Account in accordance with the terms of such agreement; provided, however, if for any Plan Year the application of the preceding clause would result in discrimination in favor of highly compensated employees (as defined in Code Section 414(s)) in violation of Code Section 401(a)(4), then for such Plan Year the preceding sentence shall not apply to any such highly compensated employee.

(f) Notwithstanding any provision of this Section to the contrary, a Columbus Participant shall at all times be fully (100%) vested in his entire Account.

(g) Notwithstanding any provision of this Section to the contrary, a Participant shall at all times be fully (100%) vested in his Special SCA Discretionary Contribution Account.

7.02     Payment of Benefits to Terminated Participants.

         An Active Participant who is vested in any portion of his Account and terminates employment prior to his Normal Retirement Date shall be deemed a Terminated Vested Participant. Payment of his Vested Account Balance (other than his ESOP Account, the payment of which shall be subject to the provisions of Appendix A) shall be made no later than sixty (60) days after the end of the Plan Year in which the Participant's Normal Retirement Date occurs. However, a Terminated Vested Participant may elect, in the manner prescribed by the Plan Administrator, that his Vested Account Balance be paid as soon as practicable following his Termination of Employment. If the value of the Terminated Vested Participant's Vested Account Balance is not more than $5,000 the Plan Administrator shall automatically direct that the Participant's entire Vested Account Balance be distributed in a single lump sum as soon as practicable following the Participant's termination of employment. If the value of the Terminated Vested Participant's Vested Account Balance is more than $5,000 no payment shall be made prior to the Participant's Normal Retirement Date without the written consent of the Participant obtained no more than 90 days prior to the date payment is made. For purposes of this Section, the transfer of a Participant's employment to a buyer, concurrent with the sale of a subsidiary or trade or business of an Employer or Affiliate Organization to such buyer, or any other change in the Participant's employment status with an Employer or Affiliated Organization not considered a "separation from service" (within the meaning of Section 401(k)(2)(B) of the Code), will not be considered a termination of the Participant's employment, but the termination of a Participant who thereafter accepts employment with an entity which is not an Affiliated Organization (even if such entity performs services for a customer for whom the Employer was performing similar services prior to such termination) shall be considered such a "separation from service". Solely for purposes of determining whether the Plan Administrator may, pursuant to this Section 7.02, compel the distribution of a Terminated Vested Participant's Vested Account Balance that is $5,000 or less, benefits provided under Appendix A to such Participant, if any, shall be taken into account.

7.03     Re-employment After Distribution and Restoration of Contributions.

         Any former Participant who once again qualifies as an Active Participant prior to the occurrence of five consecutive twelve-month Breaks-in-Service and who has received a distribution of any portion of his Account attributable to his prior participation in this Plan may restore to the Trustee the full amount of the distribution he previously received which was derived from Employer Contributions. In order to reinstate his full Matching (including Supplemental Matching) or Discretionary Employer Contribution Account, a re-employed Participant must repay the full amount of the distribution from such Accounts prior to the earlier of (i) the fifth anniversary of the date such participant is re-employed or (ii) five consecutive twelve-month Breaks-in-Service after the date of distribution. Any Participant who fails to make his restoration contribution within such time period shall waive his right to the portion of his Account which was not vested when he received his distribution.

ARTICLE VIII -- WITHDRAWALS AND LOANS

8.01     Withdrawals While Employed.

         Notwithstanding any other provision of this Article VIII, a Participant may not withdraw any portion of his Matching Employer Contribution Account, Supplemental Matching Employer Contribution Account, Discretionary Employer Contribution Account or ESOP Account while such portion remains subject to the investment requirements for Company Stock provided in Section 4.03.

         In-service withdrawals of amounts not held as security for a loan from the Plan may be made by Active or Inactive Participants, but not by Terminated Vested Participants, in accordance with procedures prescribed by the Plan Administrator, but not more frequently than once per calendar month, in the following order:

(a) A Participant may withdraw all or any portion of his After-Tax Contribution Account as follows. Such withdrawal shall come first from After-Tax Contributions made prior to January 1, 1987. Next, such withdrawal shall be made proportionately from Participant's After-Tax Contributions made after December 31, 1986 and the investment earnings on After-Tax Contributions.

(b) After a Participant has withdrawn all of his After-Tax Contribution Account, if any, he may withdraw all or any portion of his Rollover Contribution Account.

(c) After a Participant has withdrawn all of his Rollover Contribution Account, if any, he may withdraw all or any portion of the amount of his vested Matching Employer Contribution Account accrued prior to July 1, 1995 and vested Discretionary Employer Contribution Account accrued prior to July 1, 1995 that has been in such Account(s) for a period of at least two years.

(d) After a Participant who has attained Age 59 1/2 has withdrawn all of his available After-Tax Contribution Account, Rollover Contribution Account, Matching Employer Contribution Account, and Discretionary Employer Contribution Account, if any, he may withdraw all or any portion of his Salary Deferral Contribution Account: provided, however, amounts accrued in the Participant's Salary Deferral Contribution Account may only be withdrawn if invested in Non-Company Stock Investment Funds.

(e) After a Participant who has not attained Age 59 1/2 has withdrawn all of his available After-Tax Contribution Account, Rollover Contribution Account, Matching Employer Contribution Account, and Discretionary Employer Contribution Account and obtained all non-taxable loans available from this Plan and all distributions and non-taxable loans available from any other plans maintained by the Employer, he may withdraw so much of his available Salary Deferral Contribution Account as is necessary to alleviate a financial hardship, and the amount reasonably estimated as necessary to pay income taxes or penalties resulting from the distribution. Such hardship must be an immediate and heavy financial need of the Participant where such Participant lacks other available resources. The following conditions would be deemed an immediate and heavy financial need:

(i) medical expenses as described under Code Section 213(d) previously incurred by the Participant, his spouse, or his dependents or necessary for these persons to obtain medical care;

(ii)costs directly related to the purchase of a primary residence (excluding mortgage payments);

(iii) payment of tuition, related educational fees and room and board expenses for the next twelve months of post-secondary education for the Employee, his spouse, or his dependents;

(iv) payment to prevent eviction of the Participant from a primary residence or foreclosure of mortgage on his primary residence;
and

(v) funeral expenses in connection with a death in the Participant's immediate family.

         A Participant must submit a written certification on the form prescribed by the Plan Administrator that the hardship distribution is necessary to satisfy an immediate and heavy financial need. The written certification must indicate that the need cannot reasonably be relieved through reimbursement or compensation by insurance or otherwise, by liquidation of the employee's assets, by cessation of Salary Deferral Contributions or After Tax Contributions (if applicable) under the Plan, by other distributions or non-taxable loans from plans maintained by the Employer or any other employer, or by borrowing from commercial sources on reasonable commercial terms in an amount sufficient to satisfy the need. The Employer must not have actual knowledge to the contrary that the need cannot reasonably be relieved as described above.

         A Participant may not withdraw any investment earnings included in his Salary Deferral Contribution Account which were accumulated after December 31, 1988, or any Qualified Non-elective Contributions (including investment earnings), unless he has attained Age 59 1/2.

         A Participant may not withdraw any portion of his Matching Employer Contribution Account or his Discretionary Employer Contribution Account, except as set forth in subparagraph (c) above, for any reason prior to his retirement or other termination of employment.

         In no event will any hardship withdrawal of Salary Deferral Contributions be granted until any applicable distributions and loans have been taken from this Plan and from all other qualified retirement plans of the Employer.

         Hardship withdrawals shall first reduce that portion of the affected Participant's Salary Deferral Contribution Account, if any, invested in Non-Company Stock Investment funds; next that portion of the Salary Deferral Contribution Account invested in the Company Stock Fund but not yet invested in Company Stock; and finally that portion of the Salary Deferral Contribution Account invested in Company Stock. Notwithstanding any provision of this Section to the contrary, withdrawal of amounts invested in shares of Company Stock shall be subject to the Trustee's ability to sell such shares on the Internal Market.

         For the taxable year following the year in which a hardship withdrawal is made, the Participant's elective contributions to this and all other contributory plans maintained by the Company, if any, shall be subject to the applicable limit under Code Section 402(g) for that year minus the Participant's elective contributions for the year of the hardship withdrawal.

         Notwithstanding any provision of this Section to the contrary, any withdrawal from an Account invested in a Non-Company Stock Investment Fund shall be conditioned upon such withdrawal being permitted without penalty under the terms of such investment fund.

8.02     Loans.

(a) Active or Inactive Participants (but not Vested Terminated Participants) may obtain a loan from their Accounts in amounts of not less than $1,000 under procedures prescribed by the Plan Administrator. No more than one Plan loan for the purpose of purchasing a primary residence of the Participant and one plan loan for other purposes may be outstanding to a Participant at any time. At least six months must pass between the times two loans for purposes other than the purchase of a primary residence are initiated.

(b) No Participant shall, under any circumstances, be entitled to loans in excess of the lesser of:

(i)      50% of his Vested Account Balance

(ii) $50,000 less the highest outstanding loan balance in the preceding 12-month period over the outstanding loan balance on the day immediately preceding issuance of the loan; or

(iii) the amount of the Participant's Accounts invested in Non-Company Stock Investment Funds the terms of which permit withdrawals without penalty.

For purposes of this paragraph, all outstanding loans to a Participant under this Plan or any other qualified retirement plan of the Employer shall be aggregated.

(c) Any loan to a Participant shall be evidenced by the Participant's promissory note and secured by the pledge of up to 50% of the balance of the Participant's Accounts and by the pledge of such further collateral as the Trustee deems necessary or desirable to assure repayment of the borrowed amount and all interest payable thereon in accordance with the terms of the loan.

(d) Interest on any loan shall be at a reasonable rate determined by the Plan Administrator commensurate with interest rates charged by persons in the business of lending money for loans which would be made under similar circumstances. The Plan Administrator shall have sole discretion in determining the interest rate, and its decision shall be final and binding. The Plan Administrator may also impose a reasonable charge for processing and administering a loan.

(e) Loans shall be for such term as the Participant elects, except that loans shall not be for a period of less than one year or in excess of five years unless they are made for the purpose of purchasing the primary residence of the Participant. In no event shall a loan be for a period in excess of 10 years or such longer period of time as established by the Plan Administrator to be used on a uniform and non-discriminatory basis.

(f) Loans shall be repaid in approximately level installments made no less frequently than quarterly. The Plan Administrator may require that loans be repaid by payroll deduction or any other convenient manner. The manner and frequency of payment shall be determined by the Plan Administrator.

(g) Upon a Participant's termination of employment for any reason, the entire amount of unpaid loan principal and interest shall immediately become due and payable. If not previously repaid in full, the unpaid portion of any outstanding loans (including interest thereon) shall be deducted at the time of a distribution due to retirement, death, disability, or other termination or employment, from the amount of the Account otherwise available to pay or purchase any benefit to which a Participant (or his beneficiary) is entitled under this Plan.

(h) If a required periodic loan payment is not made by the end of the calendar quarter following the calendar quarter in which the payment was first due, the loan shall be in default; provided however, loan repayments may be suspended as permitted under Section 414(u)(4) of the Code. Upon a default, the entire amount of unpaid loan principal and interest shall immediately become due and payable. Furthermore, the Salary Deferral Contributions of the borrowing Participant shall automatically be suspended until the loan is repaid. Without further action or notice to the Participant, the Plan Administrator may direct the Trustee to reduce the Participant's Plan Account by the lesser of the total amount due and payable or the amount of the Accounts pledged as security for the loan. The Plan Administrator, at its discretion, may delay the direction, for as long as it deems appropriate, provided such delay is applied on a consistent basis that is not discriminatory in favor of Highly-Paid Employees. Notwithstanding the foregoing, no reduction in a Participant's Salary Deferral Contribution Account shall occur upon the default of a Participant's loan until one of the distributable events described in Code Sections 401(k)(2) or 401(k)(10) has occurred. If such action does not fully repay the loan, the Plan Administrator may take such other action as may be necessary or appropriate to secure repayment, including foreclosure upon other property, if any, pledged as security for the loan.

(i) Loan proceeds shall be taken from that portion of a Participant's Plan Accounts invested in Non-Company Stock Investment Funds in the following order:

(1)      Tax Contribution Account:

(2)      Rollover Contribution Account;

(3)      Matching Employer Contribution Account;

(4)      Supplemental Matching Employer Contribution Account;

(5)      Discretionary Employer Contribution Account; and

(6)      Salary Deferral Contribution Account.

         Repayments of loan principal shall reduce the outstanding balance of the loan and shall be credited to the Participant's Plan Accounts in reverse order from which loan proceeds were taken until principal repayments equal the amount of the proceeds taken from the respective Accounts. Interest payments shall be credited to the Account from which loan proceeds were taken until principal repayments to the Account equal the proceeds taken from the Account.

         The Plan Account from which loan proceeds are last taken shall be reduced proportionately from the applicable Account's investments in the Non-Company Stock Investment Funds.

         Repayments of loan principal and interest shall be invested among the Plan's Non-Company Stock Investment Funds in the same proportion as the Participant's then current investment election for Salary Deferral Contributions among the Non-Company Investment Funds. If there is no such current election, repayments of loan principal and interest shall be invested in the investment fund the Plan Administrator directs.

ARTICLE IX -- ADMINISTRATION

9.01     Plan Administrator.

         The Plan Administrator for purposes of ERISA shall consist of a committee of one or more persons who shall be appointed by, and shall serve at the pleasure of, the Board of Directors. The Plan shall be administered by the Plan Administrator in accordance with its provisions, and the committee is hereby deemed to be plan administrator within the meaning of ERISA. Any committee member may resign by delivering his written resignation to the Company. Vacancies arising by the death, resignation or removal of a committee member shall be filled by the Board of Directors. If the Board of Directors fails to act, and in any event, until the Board of Directors so acts, the remaining members of the committee may appoint an interim committee member to fill any vacancy occurring on the committee. If no person has been appointed to the committee, or if no person remains on the committee, the Company shall be deemed to be the Plan Administrator. All aspects of Plan administration shall be the responsibility of the Plan Administrator, except those specifically delegated to the Trustees or other parties in accordance with provisions of the Plan or Trust Agreement.

9.02     Administrative Procedures.

         The Plan Administrator shall have discretionary authority based on a reasonable interpretation of the Plan to determine the eligibility for benefits and the benefits payable under the Plan, and shall have discretionary authority to construe all terms of the Plan, including uncertain terms, to determine questions of fact and law arising under the Plan and make such rules as may be necessary for the administration of the Plan. Any determination by the Plan Administrator shall be given all legally entitled deference in the event it is subject to judicial review. The Plan Administrator may require Participants to apply in writing for benefits hereunder and to furnish satisfactory evidence of their date of birth and such other information as may from time to time be deemed necessary.

9.03     Other Plan Administrator.

         Except as provided in Section 9.07, the Plan Administrator may designate an individual or individuals, whether or not employed by an Employer, to carry out any of the duties of the Plan Administrator. Such duties may include, but are not limited to, determining the eligibility of any Employee for any benefits and the amount of such benefits under the Plan, maintaining custody of all documents and elections made by an Employee, directing the investment of any payment made by an Employer within any limits which may be imposed by the Employer, and retaining suitable agents and advisors. Any such individual or individuals shall be considered an agent of the Employer with respect to the Plan and shall be indemnified by the Employer against any and all claims, losses, damages, expenses, and liabilities arising from any action or failure to act, except when the same is determined to be due to the gross negligence or willful misconduct of such individual or a member of a committee.

         The Plan Administrator shall establish its own procedures and the time and place for its meetings, and provide for the keeping of minutes of all meetings. A majority of the members of the committee serving as Plan Administrator shall constitute a quorum for the transaction of business at a meeting of the committee. Any action of the Plan Administrator may be taken upon the affirmative vote of a majority of the quorum of the committee serving as Plan Administrator at a meeting or without a meeting, by mail, electronic mail or telephone, provided that all of the members of the committee are informed by mail, electronic mail or facsimile of their right to vote on the proposal and of the outcome of the vote thereon.

9.04     Claims Procedures.

(a) If a Participant or Beneficiary (hereinafter referred to as "Claimant") is denied any vested benefits under this Plan, either partially or in total, the Plan Administrator shall advise the Claimant of the method of computation of his benefit, if any, and the specific reason for the denial. The Plan Administrator shall also furnish the Claimant at that time with:

(i)      a specific reference to pertinent Plan provisions,

(ii) a description of any additional material or information necessary for the Claimant to perfect his claim, if possible, and an explanation of why such material or information is needed, and

(iii)    an explanation of the Plan's claim review procedure.

(b) Within 60 days of receipt of the information stated in (a) above, the Claimant shall, if he desires further review, file a written request for reconsideration with the Plan Administrator.

(c) So long as the Claimant's request for review is pending (including the 60 day period in (b) above), the Claimant or his duly authorized representative may review pertinent Plan documents and may submit issues and comments in writing to the Plan Administrator.

(d) A final and binding decision shall be made by the Plan Administrator within 60 days of the filing by the Claimant of his request for reconsideration, provided, however, that if the Plan Administrator, in its discretion, determines that a hearing with the Claimant or his representative present is necessary or desirable, this period shall be extended an additional 60 days.

(e) The Plan Administrator's decision shall be conveyed to the Claimant in writing and shall include specific reasons for the decision, written in a manner calculated to be understood by the Claimant, with specific references to the pertinent Plan provisions on which the decision is based.

9.05     Expenses.

         Expenses incidental to loans shall be paid by the borrower. Brokerage fees attributable to individually directed transactions may be charged to the Account of the Participant directing such transaction. Other expenses of the Plan shall be paid from the Trust Fund, unless the Employer elects to pay such expenses. The Employer may transfer funds to the Trust to provide for the payment of Plan expenses; any such transfer shall not be treated as a contribution to the Plan for purposes of Article III of the Plan and Section 415 of the Code.

9.06     Service of Process.

         The General Counsel of the Company or such other person as may from time to time be designated by the Board of Directors shall be the agent for service of process under the Plan.

9.07     Purchase of Common Stock; Valuation.

         The Plan Administrator (and not the Company) shall be the named fiduciary of the Plan with responsibility for directing the Trustee as to whether it shall purchase or otherwise acquire, or sell or otherwise dispose of, Common Stock. In the event of such a direction and in the event that there is no generally recognized market for Common Stock, the Trustee (and not the Company) shall be the fiduciary with responsibility for determining the fair market value of the Common Stock to be acquired or sold; provided, that any such determination shall be in accordance with applicable Treasury Regulations, if any, and the Trustee shall, in making such determination, retain an independent appraiser to make such valuation on behalf of the Plan Administrator in accordance with Section 4.06. In no event may the Plan obligate itself to acquire securities from a particular security holder at an indefinite time determined upon the happening of an event such as the death of the holder.

9.08     Direct Rollovers of Accounts to Qualified Plans.

         At the election of a Participant, surviving spouse, or alternate payee who is eligible for a distribution from the Plan on or after January 1, 1993, that is an "eligible rollover distribution" (within the meaning of Section 402 of the Code), the Plan Administrator shall authorize the direct rollover of the distributed amount from the trust fund of this Plan (i) in the case of a Participant, to an "eligible retirement plan" (within the meaning of Section 401(a)(31) of the Code), (ii) in the case of a surviving spouse, to an "individual retirement account" or "individual retirement annuity" (within the meaning of Section 408 of the Code), or (iii) in the case of an alternate payee, to an "individual retirement account" or "individual retirement annuity" (within the meaning of Section 408 of the Code) or a "qualified trust" (within the meaning of Section 402(c)(8) of the Code) (including the Plan, if the alternate payee is an Employee). Direct rollovers shall be made according to the procedures established by the Plan Administrator conforming to the requirements of Section 401(a)(31) of the Code and regulations thereunder.

9.09     Administration and Maintenance of ESOP Accounts.

         The Plan Administrator shall maintain appropriate records of the ESOP Accounts of those individuals who were Participants in the ESOP, including those Participants who were active, inactive, receiving distributions, or terminated vested (or their beneficiaries, as the case may be), as of December 31, 2000, which shall record all information pertinent and necessary to accurately determine such Participants' retirement benefits under the ESOP, including, but not limited to, Participants' (i) entry dates; (ii) termination dates (i.e., separation from service); (iii) break-in-service information; (iv) retirement date; (v) beneficiary designation information; (vi) vested account information;
(vii) allocable share of forfeitures; (viii) allocable net income (or loss) of the Trust; (ix) allocable cash dividends on Common Stock; (x) distribution dates; and (xi) written elections concerning the diversification and put option requirements (see Section 2.8 and 4.3 of Appendix A).

ARTICLE X -- AMENDMENT, TERMINATION, AND MERGERS

10.01    Amendment.

         The provisions of this Plan may be amended at any time and from time to time by action of the Board of Directors; provided, however, that:

(a) to the extent required under Section 54.4975-11 of the Treasury Regulations and Code Section 411(d)(6)(C), the rights and protections provided in Appendix A attached hereto shall be nonterminable;

(b) no amendment shall increase the duties or liabilities of the Plan Administrator or of the Trustee without the consent of such party;

(c) no amendment shall deprive any Participant or beneficiary of a deceased Participant of any of the benefits to which he is entitled under this Plan with respect to contributions previously made, nor shall any amendment decrease the balance in any Participant's Account. For purposes of this paragraph, a plan amendment which has the effect of decreasing the balance of a Participant's Account or eliminating an optional form of benefit with respect to benefits attributable to service before the amendment shall be treated as reducing an accrued benefit;

(d) no amendment shall provide for the use of funds or assets held to provide benefits under this Plan other than for the benefit of Employees and their beneficiaries or provide that funds may revert to the Employer except as permitted by law; and

(e) no amendment may change the vesting schedule with respect to any Participant, unless each Participant with three or more Years of Service is permitted to elect to have the vesting schedule which was in effect before the amendment used to determine his vested benefit. The period during which the election may be made shall commence with the date the amendment is adopted or deemed to be made and shall end on the latest of:

(i)      60 days after the amendment is adopted;

(ii)     60 days after the amendment becomes effective; or

(iii) 60 days after the Participant is issued written notice of the amendment by the Board of Directors.

         In the case of an Employee who is a Participant as of the later of the date such amendment is adopted or the date it becomes effective, the non-forfeitable percentage (determined as of such date) of such Employee's right to his Employer-derived accrued benefit will not be less than his percentage computed under the Plan without regard to such amendment.

         Each amendment shall be approved by the Board of Directors by resolution and shall be filed with the Trustee.

10.02    Plan Termination.

(a) Right Reserved. While it is the Company's intention to continue the Plan indefinitely, the right is, nevertheless, reserved to terminate the Plan (including the provisions of Appendix A to the Plan) in whole or in part by action of the Board of Directors. Termination or partial termination of the Plan shall result in full and immediate vesting of each affected Participant in his entire Account, and there shall not thereafter be any forfeitures with respect to any Participant for any reason. Notwithstanding any other provision of this Plan, complete or partial termination of the Plan shall not be conditioned solely upon any resolution or other action of the Company, the Board of Directors or any other party.

(b) Disposition of Accounts. Upon termination of the Plan, the Accounts of each affected Participant shall be distributed as soon as administratively feasible in the manner provided in Article VI and VII, and Appendix A, through payments from the trust or purchase of an annuity contract unless the Company, in its discretion, and if permitted by the Code and the regulations thereunder, directs that the Accounts of the affected Participants continue to be held in the Trust Fund to be distributed upon each Participant's retirement, death, disability, termination of employment or otherwise in accordance with the terms of the Plan. The distribution of Accounts shall be made in accordance with the Participant and spousal consent provisions of Section 411(a)(11) and 401(a)(11) of the Code to the extent the consent provisions are applicable to Accounts having a value at the time of such distribution or any prior distribution of more than $5,000.

         Notwithstanding the foregoing, if the Company or any entity within the same controlled group as the employer does not maintain another defined contribution plan (other than an employer stock ownership plan as defined in Section 4975(e)(7) of the Code), the Participant's Accounts may, without the Participant's consent, be distributed to the Participant. However, if any entity within the same controlled group as the Employer maintains another defined contribution plan (other than an employer stock ownership plan as defined in Section 4975(e)(7) of the Code), then the Participant's Account will be transferred, without the Participant's consent, to the other plan if the Participant does not consent to an immediate distribution.

         Upon termination of this Plan, if the Company or any entity within the same controlled group as the employer does not maintain another defined contribution plan (other than an employer stock ownership plan as defined in Section 4975(e)(7) of the Code), the Participant's Account may, without the Participant's consent, be distributed to the Participant. However, if any entity within the same controlled group as the Employer maintains another defined contribution plan (other than an employer stock ownership plan as defined in Section 4975(e)(7) of the Code), then the Participant's Account will be transferred, without the Participant's consent, to the other plan if the Participant does not consent to an immediate distribution.

10.03    Permanent Discontinuance of Employer Contributions.

         While it is the Company's intention to make substantial and recurrent contributions to the Trust Fund pursuant to the provisions of this Plan, the right is, nevertheless, reserved to at any time permanently discontinue Employer contributions. Such permanent discontinuance shall be established by resolution of the Board of Directors and shall have the effect of a termination of the Plan, except that the Trustee shall not have authority to dissolve the Trust Fund except upon adoption of a further resolution by the Board of Directors to the effect that the Plan is terminated and upon receipt from the Company of instructions to dissolve the Trust Fund pursuant to Section 10.02(c).

10.04    Suspension of Employer Contributions.

         The Employer shall have the right at any time, and from time to time, to suspend Employer contributions to the Trust Fund pursuant to this Plan. Such suspension shall have no effect on the operation of the Plan unless the Board of Directors determines by resolution that such suspension shall be permanent. A permanent discontinuance of contributions will be deemed to have occurred as of the date of such resolution or such earlier date as is therein specified.

10.05    Mergers and Consolidations of Plans.

         In the event of any merger or consolidation with, or transfer of assets or liabilities to or from, this Plan or any other qualified plan, each Participant shall have a benefit in the surviving or transferee plan (determined as if such plan were then terminated immediately after such merger, etc.) that is equal to or greater than the benefit he would have been entitled to receive immediately before such merger, etc., in the plan in which he was then a Participant (had such plan been terminated at that time). For the purposes hereof, former Participants and beneficiaries shall be considered Participants. Subject to the foregoing and the applicable requirements of Section 411(d)(6) of the Code, the Plan Administrator may, in its sole discretion, direct the Trustee to (i) transfer all or a specified portion of the Trust Fund to any other trust forming part of another qualified plan or (ii) accept a transfer to the Trust Fund of all or a specified portion of the assets of a trust forming part of another qualified plan. Any transfer of assets to another trust shall be in complete satisfaction of all liabilities relating to the amounts so transferred.

10.06    Former Participants in Merged Plans.

         Notwithstanding any other provision of this Plan, in the case of a Participant who was a participant in a Merged Plan, such Participant shall be entitled to all benefits attributable to contributions made to such Merged Plan, including all forms of benefits to which he was entitled under the Merged Plan and all credit for Service toward vesting of Accounts, and the Plan Administrator is authorized to make such interpretations and such exceptions, on a non-discriminatory basis, as will prevent such merger from decreasing the benefits due to any such Participant which are attributable to the time of his participation in the Merged Plan.

ARTICLE XI -- WITHDRAWAL OF EMPLOYER

11.01    Withdrawal of Employer.

         Any Employer (other than DynCorp) may, with the consent of the Board of Directors, withdraw from participation in the Plan by giving the Plan Administrator and the Trustee prior written notice in a resolution by its board of directors specifying a withdrawal date which shall be the last day of a month at least 30 days (or such other time as the Plan Administrator may permit) subsequent to the date such notice is received by the Plan Administrator or the Trustee, whichever receives such notice the latest. The Plan Administrator (a) may require any Employer to withdraw from the Plan, as of any withdrawal date specified by the Plan Administrator, for the failure of the Employer to make proper Contributions or to comply with any other provision of the Plan, and (b) shall require an Employer's withdrawal, unless the Plan Administrator determines otherwise, (i) upon complete and final discontinuance of the contributions, or
(ii) at such time (if any) as the Employer ceases to be an Affiliated Organization. In the event of any such withdrawal, the Plan Administrator may request such determination as counsel to the Plan may recommend and as the Plan Administrator may deem desirable.

11.02    Distribution after Withdrawal.

         Upon withdrawal from the Plan by any Employer, no further contributions shall be made under the Plan by or on behalf of such Employer, and, unless otherwise directed by the Plan Administrator, no amount shall thereafter be payable under the Plan to or in respect of any Participants then employed by such Employer except as provided under the regular distribution provisions of the Plan and Appendix A. To the maximum extent permitted by ERISA, any rights of Participants no longer employed by such Employer and of former Participants and their Beneficiaries under the Plan shall be unaffected by such withdrawal, and any transfers, distributions or other dispositions of the assets of the Plan (including Appendix A) as provided in this Article XI shall constitute a complete discharge of all liabilities under the Plan with respect to such Employer's participation in the Plan and any Participant then employed by such Employer.

         All determinations, approvals and notifications referred to above shall be in form and substance and from a source satisfactory to counsel for the Plan. To the maximum extent permitted by ERISA, the withdrawal from the Plan by any Employer shall not in any way affect any other Employer's participation in the Plan.

ARTICLE XII -- MISCELLANEOUS PROVISIONS

12.01    Non-Alienation of Benefits.

         None of the payments, benefits, or rights of any participant or beneficiary shall be subject to any claim of any creditor, and in particular, to the fullest extent permitted by law, all such payments, benefits, and rights shall be free from attachment, garnishment, trustee's process, or any other legal or equitable process available to any creditor of such Participant or beneficiary. Notwithstanding the foregoing, the Plan Administrator shall assign or recognize an alternate payee with respect to all or a portion of a Participant's benefit, as may be required in accordance with a QDRO, or any offset of a Participant's Account pursuant to a judgment, order, decree or settlement agreement permitted by Section 401(a)(13) of the Code. The Plan Administrator shall develop such guidelines and procedures as it deems appropriate to determine, in accordance with Section 414 of the Code, and regulations issued pursuant thereto, whether, and in what manner, to comply with any document it receives which is intended to be a QDRO. Distribution to an alternate payee pursuant to the terms of a QDRO may be made regardless of the participant's age or the earliest date the participant could begin receiving benefits under the Plan if the Participant separated from service. No Participant or beneficiary shall have the right to alienate, anticipate, commute, pledge, encumber, or assign any of the benefits or payments which he may expect to receive, contingently or otherwise, under this Plan, except the right to designate a beneficiary or beneficiaries as hereinbefore provided.

12.02    No Contract of Employment.

         Neither the establishment of the Plan, nor any modification thereof, nor the creation of any fund, trust, or account, nor the payment of any benefits shall be construed as giving any Participant or Employee, or any person whomsoever, the right to be retained in the service of the Employer, and all Participants and other Employees shall remain subject to discharge to the same extent as if the Plan had never been adopted.

12.03    Severability of Provisions.

         If any provision of this Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof, and this Plan shall be construed and enforced as if such provisions had not been included.

12.04    Heirs, Assigns, and Personal Representatives.

         This Plan shall be binding upon the heirs, executors, administrators, successors, and assigns of the parties, including each Participant and beneficiary, present and future.

12.05    Headings and Captions.

         The headings and captions herein are provided for reference and convenience only, shall not be considered part of the Plan, and shall not be employed in the construction of the Plan.

12.06    Gender and Number.

         Except where otherwise clearly indicated by context, the masculine and the neuter shall include the feminine and the neuter, the singular shall include the plural, and vice-versa.

12.07    Funding Policy.

         The Plan Administrator, in consultation with the Company, shall establish and communicate to the Trustees a funding and investment policy consistent with the objectives of this Plan and of the corresponding Trust. Such policy shall reflect due regard for the emerging liquidity needs of the Trust. Such funding policy shall also state the general investment objectives of the Trust and the philosophy upon which maintenance of the Plan is based.

12.08    Title to Assets.

         No Participant or Beneficiary shall have any right to, or interest in, any assets of the Trust Fund upon termination of his employment or otherwise, except as provided from time to time under this Plan, and then only to the extent of the benefits payable under the Plan to such Participant out of the assets of the Trust Fund. All payments of benefits as provided for in this Plan shall be made from the assets of the Trust Fund, and neither the Employer nor any other person shall be liable therefore in any manner.

12.09    Payment to Minors, etc.

         Any benefit payable to or for the benefit of a minor, an incompetent person or other person incapable of receipting therefore shall be deemed paid when paid to such person's guardian or to the party providing or reasonably appearing to provide for the care of such person, and such payment shall fully discharge the Trustees, the Plan Administrator, the Employer and all other parties with respect thereto.

12.10    Situs.

         This Plan shall, to the extent not pre-empted by ERISA or other Federal law, be construed according to the laws of the Commonwealth of Virginia, where such state statutes may be applicable to an employee benefit plan.

12.11    Missing Payee.

         If the Plan Administrator cannot ascertain the whereabouts of any person to whom a payment is due under the Plan, and after five years from the date such payment is due, a notice of such payment due is mailed to the last known address of such person, as shown on the records of the Plan Administrator or the Company, and within three months after such mailing such person has not made written claim therefore, the Plan Administrator, if it so elects, after receiving advice from counsel to the Plan, may direct that such payment and all remaining payments otherwise due to such person be canceled on the records of the Plan and the amount thereof applied to reduce the contributions (if any) of the Employer that had employed the Participant, and upon such cancellation, the Plan and Trust shall have no further liability therefore, except that, subject to applicable law, in the event such person later notifies the Plan Administrator of his whereabouts and requests the payment or payments due to him under the Plan, the amounts so applied shall be paid to him as provided herein or in Appendix A.

12.12    Subject to Trust Agreement.

         Any and all rights or benefits accruing to any persons under the Plan (including Appendix A) shall be subject to the terms of the Trust Agreement which the Company shall enter into with the Trustee, providing for the administration of the Trust Fund.

ARTICLE XIII -- TOP-HEAVY PROVISIONS

13.01    Top-Heavy Plan.

         For any Plan Year commencing in 1984 or thereafter, the Plan shall be a Top-Heavy Plan, as such term is defined under Section 416 of the Internal Revenue Code, if the Value of Accumulated Benefits for Key Employees under all Aggregated Plans exceeds 60% of the Value of Accumulated Benefits for all Group Participants under all Aggregated Plans, determined as of the Determination Date immediately preceding such Plan Year. If the Plan is a Top-Heavy Plan for a Plan Year and, as of the Determination Date immediately preceding such Plan Year, the Value of Accumulated Benefits for Key Employees under all Aggregated Plans exceeds 90% of the Value of Accumulated Benefits for all Group Participants under all Aggregated Plans, then the Plan shall be a Super Top-Heavy Plan for such Plan Year. For such purposes, the terms "Key Employees" and "Group Participants" shall include all persons who are or were Key Employees or Group Participants during the Plan Year ending on such Determination Date or during any of the four (4) immediately preceding Plan Years.

         The value of Accounts and the present value of accrued benefits will be determined as of the most recent Valuation Date that falls within or ends with the 12-month period ending on the Determination Date, except as provided in
Section 416 of the Code for the first and second plan years of a defined benefit plan. The Accounts and accrued benefits of a Participant (1) who is not a Key Employee but who was a Key Employee in a prior year, or (2) who has not been credited with at least one Hour of Service with any Employer maintaining the Plan at any time during the 5-year period ending on the Determination Date will be disregarded. The calculation of the top-heavy ratio, and the extent to which distributions, rollovers, and transfers are taken into account will be made in accordance with Section 416 of the Code. Deductible employee contributions will not be taken into account for purposes of computing the top-heavy ratio. When aggregating plans the value of Accounts and accrued benefits will be calculated with reference to the determination dates that fall within the same calendar year.

         The accrued benefit of a participant other than a Key Employee shall be determined under (a) the method, if any, that uniformly applies for accrual purposes under all defined benefit plans maintained by the Employer, or (b) if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional rule of Section 411(b)(1)(c) of the Code.

         For purposes of this Article, the following definitions shall apply in addition to those set forth in Article I:

         "Affiliated Employer Group" shall mean the Employer and each other employer which must be aggregated with the Employer for purposes of Sections 414(b), 414(c) or 414(m) of the Code.

         "Aggregated Plans" shall mean (i) all plans of the Employer or an Affiliated Employer Group which are required to be aggregated with the Plan, and
(ii) all plans of the Employer or an Affiliated Employer Group which are permitted to be aggregated with the Plan and which the Plan Administrator elects to aggregate with the Plan, for purposes of determining whether the Plan is a Top-Heavy Plan. A plan shall be required to be aggregated with the Plan if such plan includes as a participant a Key Employee (and the beneficiary of such employee) or if such plan enables any plan of the Employer or of a member of the Affiliated Employer Group in which a Key Employee participates to qualify under
Section 401(a)(4) or Section 410 of the Code. A plan of the Employer or the Affiliated Employer Group shall be permitted to be aggregated with the Plan if such plan satisfies the requirements of Sections 401(a)(4) and 410 of the Code, when considered together with the Plan and all plans which are required to be aggregated with the Plan. No plan shall be aggregated with the Plan unless it is a qualified plan under Section 401 of the Code. The required aggregation group shall include plans terminated within the five year period ending on the Determination Date.

         "Annual compensation" shall mean compensation as defined in Section 415(c)(3) of the Code but including amounts contributed by the Employer pursuant to a salary reduction agreement which are excludable from the Employee's gross income under Section 125, Section 402(a)(8), Section 402(h) or Section 403(b) of the Code.

         "Determination Date" shall mean the date as of which it is determined whether a plan is a Top-Heavy Plan or Super Top-Heavy Plan for the Plan Year immediately following such Determination Date. The Determination Date for the Plan shall be:

(a) in the case of a defined benefit plan, the date as of which the actuarial valuation of the Plan, as used for determination of minimum funding standards under Section 412 of the Code, is performed; and

(b)      in the case of a defined contribution plan, the last day of the Plan
Year.

         "Group Participant" shall mean anyone who is or was a participant in any plan included in the Aggregated Plans during the Plan Year which includes the Determination Date or any of the four (4) immediately preceding Plan Years, and who received compensation from an Employer during the five (5) year period ending on the Determination Date. Any beneficiary of a Group Participant who has received, or is expected to receive, a benefit from a plan included in the Aggregated Plans shall be considered a Group Participant solely for purposes of determining whether the Plan is a Top-Heavy Plan or Super Top-Heavy Plan.

         "Key Employee" shall mean any employee or former employee of the Employer or of an Affiliated Employer Group who during the Plan Year which includes the Determination Date, or during any of the four (4) Plan Years immediately preceding such Plan Year, was:

                  (a) an officer of the Employer whose compensation is at least $45,000 (or such higher amount as is permitted in accordance with the Code); or

                  (b)      a five percent (5%) owner of the Employer; or

                  (c) a one percent (1%) owner of the Employer whose total annual compensation from the Affiliated Employer Group exceeds $150,000; or

                  (d) an employee whose compensation equals or exceeds $30,000 (or such higher amount as may be defined under Section 415(c)(1)(A) of the Code), and whose ownership interest in the Affiliated Employer Group is among the ten largest.

         In no event shall a partner of an employer be considered an officer under paragraph (a) above. Further, the number of officers counted under (a) above as of any Determination Date shall not exceed the lesser of:

(i) the greater of (A) ten percent (10%) of the total number of employees of the Affiliated Employer Group, and (B) three; and

(ii)     50.

         If the application of the preceding paragraph results in a reduction in the number of officers to be included as Key Employees, then individuals who are officers shall be eliminated from the group of Key Employees beginning with the individual who had the lowest one-year compensation in the five (5) year period including the Plan Year which includes the Determination Date, and the four (4) immediately preceding Plan Years, and eliminating each individual with the next higher one-year compensation in such period, until the maximum number of officers remain in the Key Employee group.

         In addition, the beneficiary of a Key Employee shall be deemed to be a Key Employee.

         "Non-Key Employee" shall mean an Employee who is not a Key Employee. An Employee who was a Key Employee in a previous Plan Year but who is no longer a Key Employee in the current Plan Year, shall not be considered a Non-Key Employee for the current Plan Year.

         "Value of Accumulated Benefits" shall mean:

                  (a)      In the case of a Group Participant or beneficiary
                   covered under a defined benefit plan, the sum of

                           (i) the present value of the accrued pension benefit
                  (as such term is defined under the applicable plan) of the Group Participant or beneficiary determined as of the Determination Date using reasonable actuarial assumptions as to interest and mortality, and taking into account any non-proportional subsidies in accordance with regulations issued by the Secretary of the Treasury; plus

                           (ii) the sum of any amounts distributed to the Group
                  Participant and his beneficiary during the plan year ending on the Determination Date and during the four (4) immediately preceding plan years

                  (b) In the case of a Group Participant or beneficiary covered under a defined contribution plan, the sum of the accounts of the Group Participant or beneficiary under the plan as of the plan's Determination Date derived from:

                           (i) employee contributions credited to such accounts and investment earnings thereon; and

                           (ii) employer contributions credited to such accounts and investment earnings thereon; and

                           (iii) rollover contributions made prior to January 1, 1984, and investment earnings thereon; and

                           (iv) any contributions which would have been credited to such accounts on or before the Determination Date, but which were waived as provided under the Code and resulted in a funding deficiency; and

                           (v) any amount distributed from the accounts described in (i) through (iv) above during the Plan Year ending on the Determination Date, and the four (4) immediately preceding Plan Years.

         If the Plan is determined to be a Top-Heavy Plan or Super Top-Heavy Plan as of any Determination Date, then it shall be subject to the rules set forth in the remainder of this Article for the Plan Year next following such Determination Date. If, as of a subsequent Determination Date, the Plan is determined to no longer be a Top-Heavy Plan or Super Top-Heavy Plan, then the rules set forth in the remainder of this Article shall no longer apply, except where expressly indicated otherwise. Notwithstanding the foregoing, if the Plan changes from being a Super Top-Heavy Plan to a Top-Heavy Plan, the rules applicable to a Top-Heavy Plan shall apply.

         "Year of Super Top-Heavy Service" shall mean a Year of Service of a Participant which commenced in a Plan Year during which the Plan was a Super Top-Heavy Plan.

         "Year of Top-Heavy Service" shall mean a Year of Service of a Participant which commenced in a Plan Year during which the Plan was a Top-Heavy Plan.

13.02    Minimum Contributions or Benefits.

         For any Plan Year in which the Plan is a Top-Heavy Plan the minimum rate of contributions and forfeitures allocated to the account of any Participant shall be the lesser of:

(a) The highest rate of employer contributions and forfeitures (determined as a percentage of compensation as defined under Section 415 of the Code) allocated to the account of any Key Employee; and

(b)      3% of such compensation.

         Notwithstanding the above paragraph, if a Participant is also a participant in another defined contribution plan of the Affiliated Employer Group, all or a portion of the minimum allocation described above may be provided under such other plan and the minimum allocation provided under this Plan shall be eliminated or reduced accordingly. If the Employee is a Participant in one or more defined benefit plans of the Affiliated Employer Group, all or a portion of the minimum required benefits or allocations under
Section 416 of the Code may be provided under such plans as set forth in regulations issued by the Secretary of the Treasury, and the minimum allocation provided in the preceding paragraph shall be eliminated or reduced accordingly. Employer contributions resulting from a salary reduction election by an Employee shall not be counted toward meeting the minimum required allocations under this Section. Matching Employer Contributions may be used to satisfy the minimum required allocations under this Section, if such contributions are not counted under the ACP test described in Section 3.06.

         Participants who are Non-Key Employees and who are not separated from service as of the last day of the Plan Year, and who have (1) failed to complete 1000 Hours of Service (or the equivalent), (2) declined to make mandatory contributions to the Plan, or (3) been excluded from the Plan because such individual's compensation is less than a stated amount, are considered Participants solely for purposes of this Section.

         The minimum allocation required (to the extent required to be non-forfeitable under Section 416(b)) may not be forfeited under Section 411(a)(3)(B) or 411(a)(3)(D).

13.03    Discontinuance of Article.

         In the event that the provisions of this Article are no longer required to qualify the Plan under the Code, then this Article XII shall thereupon be void without the necessity of further amendment of the Plan.

                                   APPENDIX A

                                Table of Contents


ARTICLE I--  GENERAL......................................................1

         1.01 Purpose.....................................................1
         1.02 Applicability...............................................1
         1.03 Defined Terms...............................................1

ARTICLE II--  PAYMENT OF ESOP ACCOUNT RETIREMENT BENEFITS.................1

         2.01 Normal Retirement Date......................................1
         2.02 Deferred Retirement Date....................................1
         2.03 Disability Retirement Date..................................1
         2.04 Early Retirement Date.......................................2
         2.05 Method of Distribution......................................2
         2.06 Distribution of Vested Account Balance......................2
         2.07 Commencement of Benefits....................................3
         2.08 Diversification.............................................5
         2.09 Annuity Distributions.......................................6
         2.10 Accelerated Distributions...................................7

ARTICLE III--  DEATH BENEFITS.............................................8

         3.01 Death During a Period of Service............................8
         3.02 Death After Termination of Employment.......................8
         3.03 Other Amounts...............................................8

ARTICLE IV--  RIGHTS AND OPTIONS CONCERNING DISTRIBUTED SHARES OF
              COMMON STOCK................................................9

         4.01 Right of First Refusal......................................9
         4.02 Put Option..................................................9
         4.03 Exercise of Put Option.....................................10
         4.04 Other Rights...............................................11
         4.05 Actions To Carry Out the Rights and Options................11
         4.06 Stock Transfer Taxes.......................................11

ARTICLE V--  LIMITATIONS WITH RESPECT TO CERTAIN PARTICIPANTS............11

         5.01 Section 1042 Transactions..................................11

                                   APPENDIX A

ARTICLE I -- GENERAL

1.01     Purpose

         The purpose of this Appendix A is to provide Participants in the Plan with certain nonterminable protections and rights with respect to their ESOP Accounts.

1.02     Applicability

         This Appendix A has no application to an Employee hired by the Employer after December 31, 2000 (other than the restoration of forfeited accounts, as applicable); and no such Employee shall have any rights under this Appendix A, which applies only to current and former Employees.

1.03     Defined Terms

         All capitalized terms used in this Appendix A shall have the meanings set forth in Article I of the Plan unless the context clearly indicates otherwise or such terms are not defined in Article I.

ARTICLE II -- PAYMENT OF ESOP ACCOUNT RETIREMENT BENEFITS

2.01     Normal Retirement Date

         Subject to Section 2.02, any Participant who is an Employee of the Employer when he attains his Normal Retirement Date shall have a nonforfeitable right to his ESOP Account, and may retire on his Normal Retirement Date, which shall be the Participant's attainment of age 65. For purposes of this Article II of Appendix A, Retirement Date means the date of a Participant's Normal Retirement Date, Deferred Retirement Date, Disability Retirement Date, or Early Retirement Date, all as provided in this Article II. A Participant's election to receive benefits on his Retirement Date under this Appendix A and under the Plan shall be uniform and consistent.

2.02     Deferred Retirement Date

         If a Participant remains an Employee after his Normal Retirement Date, he shall participate in the benefits of the Plan in the same manner as any other Participant. The Deferred Retirement Date of a Participant who remains an Employee after his Normal Retirement Date shall be the first day of any month coincident with or following the date of his termination of Service.

2.03     Disability Retirement Date

         A Participant shall be considered, if he so elects, to have retired for the purposes of the Plan on his Disability Retirement Date which shall be the date of his termination of Service on account of his Disability, regardless of his age. The determination of the Plan Administrator as to whether a Participant has a Disability and the date of such Disability shall be final, binding and conclusive.

2.04     Early Retirement Date

         A Participant shall be considered, if he so elects, to have retired for the purposes of the Plan on his Early Retirement Date which shall be the date of his termination of Service, provided that the sum of the Participant's age and Years of Service equals or exceeds 75. If on such date of his termination of Service such sum is less than 75, then a Participant's Early Retirement Date shall be, if he so elects, the subsequent date (if any) on which such sum equals
75. The effect of the election described in this Section 2.04, if made, shall be the payment of benefits as if such Participant retired on his Normal Retirement Date. This Section 2.04 applies only for purposes of an ESOP Account.

2.05     Method of Distribution

         Subject to Article IV and Sections 2.07, 2.10 (if in force) and 3.01, distribution of a Participant's Vested Account Balance shall be made in substantially equal periodic installments not less frequently than annually (in a manner prescribed by the Plan Administrator and uniformly applicable to all Participants) over a period equal to the greater of (a) five years, or (b) in the case of a Participant with an ESOP Account which has a value in excess of $500,000 (as adjusted pursuant to Section 409(o)(2) of the Code) on the Valuation Date coincident with or immediately preceding the date distributions are scheduled to commence, five years plus one additional year (but not more than five additional years) for each $100,000 (as adjusted pursuant to Section 409(o)(2) of the Code) or fraction thereof by which the value of such ESOP Account exceeds $500,000 (as adjusted pursuant to Section 409(o)(2) of the Code); provided, however, that distributions with a value of less than the "Applicable Amount" (defined below) may be paid at the election of the Participant or his Beneficiary, as applicable, in one single distribution. The

"Applicable Amount" shall mean the amount, if any, established in a uniform and nondiscriminatory manner by the Plan Administrator; provided that the Applicable Amount, once established, may only be changed in conformity with the requirements of Section 411(d)(6) of the Code and the Treasury Regulations promulgated thereunder.

2.06     Distribution of Vested Account Balance

(a) Distribution of a Participant's Vested Account Balance from his ESOP Account will be made entirely in whole shares of Common Stock, with the value of any fractional interest in shares of Common Stock paid in cash. To the extent a distribution is to be made in shares of Common Stock, any cash or other property in a Participant's ESOP Account will be used to acquire shares of Common Stock for distribution. Notwithstanding the foregoing, if applicable corporate charter or bylaw provisions restrict ownership of substantially all outstanding shares of Common Stock to Employees or to a plan or trust described in Section 401(a) of the Code, then any distribution of a Participant's Vested Account Balance from his ESOP Account shall be in cash.

(b) Distribution to a Participant shall be based upon the value of the Vested Account Balance in his ESOP Account on the Valuation Date coinciding with or immediately preceding the date of distribution.

2.07     Commencement of Benefits

(a) General Rule For Determining Plan Year in which Benefit Commences. Subject to Sections 2.07(c), 2.07(f), 2.07(h) of this Article II of Appendix A, and
Section 12.11 of the Plan, the payment of any benefit to which a Participant is entitled under this Appendix A to the Plan shall commence not later than the earliest of:

(1) 60 days after the close of the Plan Year in which the Participant has a termination of Service on or after the Participant's Retirement Date;

(2)      60 days after the close of the Plan Year in which occurs the latest of
         (i) the 10th anniversary of the year in which the Participant commenced Plan participation; (ii) the Participant's 65th birthday; or
         (iii) the Participant's termination of Service;

(3) one year after the close of the Plan Year in which the Participant dies; or

(4) unless subsequent to such termination of Service the Participant has again become an Employee, the close of the fifth Plan Year following the Plan Year in which the Participant's termination of Service occurs.

(b) Exception to General Rule. Notwithstanding the provisions of Section 2.07(a), distribution to a Participant may commence as soon as practicable after
(i) the Participant's Retirement Date, or the date a Participant who is not an Employee attains age 65, if the Participant so elects in writing or (ii) the date of his death if the Beneficiary so elects in writing. If such an election is made, distribution of such Participant's Vested Account Balance from his ESOP Account shall be made in installments with (i) the number and timing of such installments (but not the amounts thereof) determined pursuant to Section 2.05 and (ii) the amount of each installment determined by dividing the value of the Vested Account Balance in such Participant's ESOP Account as of the Valuation Date coinciding with or next preceding the making of such installment by the number of installments remaining to be paid immediately preceding the making of such installment; provided that the final installment shall in all events consist of the full remaining Vested Account Balance in such Participant's Account immediately prior to such installment.

(c) Deferral of Certain Payments until 65. Notwithstanding any other provision of this Appendix A to the Plan, if a Participant's Vested Account Balance either
(i) has a present value of greater than $5,000 or (ii) is 100 shares of Common Stock or more in his ESOP Account, payment of benefits under this Plan to such Participant shall not commence prior to the Participant's attainment of age 65 unless the Participant consents in writing to an earlier commencement of payments. Solely for purposes of determining whether a Participant's Vested Account Balance has a present value of greater than $5,000, or is 100 shares or more of Common Stock, the full value of all the Participant's Accounts, including his ESOP Account, shall be taken into account.

(d) Time for Commencement of Benefits within Applicable Plan Year. To the extent consistent with the Code and Treasury Regulations, in the case of any payment of benefits which is to commence within a particular Plan Year in accordance with this Section 2.07, payment shall commence as soon as practicable following the receipt by the Plan Administrator of data relating to the Participants, as the Plan Administrator may reasonably require, to determine the allocations to Participants' ESOP Accounts in accordance with this Article II.

(e) Accelerated Commencement of Small Benefits. If, as of the time such distribution would first be made to a Participant in accordance with this sentence, (i) such Participant has not again become an Employee, (ii) the value of such Participant's Vested Account Balance in his ESOP Account (using the value per share established as of the most recent Valuation Date) is not greater than $5,000, and (iii) such Participant's Vested Account Balance in his ESOP Account is less than 100 shares of Common Stock, then distribution of such Vested Account Balance shall be made in the form of a single distribution of the entire Vested Account Balance then allocated to such Participant's ESOP Account, as soon as practicable following (A) the occurrence of the Participant's death or Retirement Date, or (B) the end of the Plan Year following a Break in Service of at least 12 months duration, as the case may be. If any shares of Common Stock or other amounts are allocated to his account following such distribution, such shares of Common Stock or other amounts shall be distributed to the Participant as soon as practicable after such allocation is made and in no event later than the date required for the commencement of benefits to such Participant otherwise prescribed in Section 2.07(a). Solely for purposes of determining whether the Plan Administrator may, pursuant to this Section 2.07(e), compel the distribution of a Participant's Vested Account Balance that is $5,000 or less, and is less than 100 shares of Common Stock, the full value of all the Participant's Accounts, including his ESOP Account, shall be taken into account.

(f) Latest Date for Commencement of Benefits. Except as provided in Section
12.11 of the Plan, the distribution of the ESOP Account of any Participant who is a 5% owner (as defined in Section 416(i) of the Code) must commence not later than April 1 of the calendar year following the calendar year in which the Participant attains age 70 1/2, and must be made in accordance with the proposed Treasury Regulations under Section 401(a)(9) of the Code, including Section 1.401(a)(9)-2 of the proposed Treasury Regulations thereunder. Except as provided in Section 12.11 of the Plan, the distribution of the ESOP Account of any Participant who is not a 5% owner (as defined in Section 416(i) of the Code) must commence not later than April 1 of the calendar year following the later of
(1) the calendar year in which the Participant attains age 70 1/2 or (2), where the Participant so elects, the calendar year in which the employee retires, and must be made in accordance with the proposed Treasury Regulations under Section 401(a)(9) of the Code, including Section 1.401(a)(9)-2 of the proposed Treasury Regulations thereunder. The distribution of the ESOP Account of any Participant who is not a 5% owner (as defined in Section 416(i) of the Code) and who attains age 70 1/2 prior to January 1, 2001 may commence, at the election of such Participant, not later than April 1 of the calendar year following the calendar year in which the Participant attains age 70 1/2, and in such case must be made in accordance with the proposed Treasury Regulations under Section 401(a)(9) of the Code, including Section 1.401(a)(9)-2 of the proposed Treasury Regulations thereunder. A Participant's election to receive benefits pursuant to this
Section 2.07(f) shall be uniform and consistent with any election or distribution under Section 5.05 of the Plan.

(g) Distributions Which Commenced Prior To Death. If distribution of a Participant's benefit under his ESOP Account has commenced prior to a Participant's death, and such Participant dies before his entire ESOP Account benefit is distributed, the remaining portion of the Participant's benefit shall be distributed at least as rapidly as under the method of distribution in effect on the date of the Participant's death.

(h) Administrative Delays. If the amount payable cannot be ascertained, or, subject to the provisions of Section 12.11 of the Plan, the Participant cannot be located after reasonable efforts, a payment retroactive to the date determined under the preceding provisions of this Section 2.07 may be made not later than 60 days after the earliest date on which the amount of such payment can be ascertained under the Plan or the date on which the Participant is located (whichever is applicable).

(i) Conflicts of Interest. If, following a termination of Service, a Participant becomes employed by a governmental agency which determines that the Participant's continued participation in the Plan constitutes a conflict of interest with the Participant's employment with such agency, the Participant's entire vested ESOP Account shall be distributed as soon as practicable following clear demonstration of such facts; provided, however, that the distribution shall be made only in the form of an eligible rollover distribution pursuant to
Section 9.08 of the Plan.

(j)      Special Exceptions.

(1) For those Participants who are not "highly compensated employees" as defined in Section 414(q) of the Code and who were employed by former Employers known as "Columbus Union" or "Columbus Non Union", (i) reemployment by the Company, commencing on or after July 1, 1998 shall not preclude the commencement of benefits pursuant to Section 2.07(a)(4), and (ii) notwithstanding the provisions of Sections 2.07(a), (b) and (e), but subject to the provisions of Section 2.07(c), each such Participant shall receive a single distribution of the entire Vested Account Balance allocated to such Participant's ESOP

          Account, as soon as practicable.

(2) For those Participants who are not "highly compensated employees" as defined in Section 414(q) of the Code and who were employed by former Employers known as Holloman, reemployment by the Company, commencing on or after September 1, 1999 shall not preclude the commencement of benefits pursuant to Section 2.07(a)(4).

2.08     Diversification

(a) "Qualified Election Period" means the six Plan Year period beginning with the later of (i) the Plan Year in which the Participant attains age 55; or, (ii) the Plan Year in which the Participant first becomes a Qualified Participant.

(b) "Qualified Participant" means a Participant who has attained age 55 and who has completed at least 10 years of participation under the Plan, including years of participation in the pre-merger DynCorp Employee Stock Ownership Plan. Periods of time following a termination of Service shall not be treated as participation for purposes of this Section 2.08. (c) A Qualified Participant may file a written election with the Plan Administrator within 90 days after the close of each Plan Year (the "Notice Period") during the first five Plan Years of his Qualified Election Period to have twenty-five percent of the shares of Common Stock employer securities acquired by or contributed to the Plan and allocated to his ESOP Account (less the number of shares of previously distributed pursuant to this Section 2.08) distributed to him in kind in the form of a single payment. If a Qualified Participant makes a timely election to have shares of Common Stock distributed, such shares of Common Stock shall be distributed no later than 90 days after the end of the Notice Period during which such election was made.

(d) A Qualified Participant may elect during the Notice Period of the sixth and final Plan Year of his Qualified Election Period to have fifty percent of the shares of employer securities acquired by or contributed to the Plan and allocated to his ESOP Account (less the number of shares of Common Stock previously distributed pursuant to this Section 2.08) distributed to him in kind in the form of a single payment. If a Qualified Participant makes a timely election to have shares of Common Stock distributed, such shares of Common Stock shall be distributed no later than 90 days after the end of the Notice Period during which such election was made.

(e) The diversification requirements of this Section 2.08 for any Plan Year shall be treated as having been satisfied with respect to a Qualified Participant if such Participant fails to file a timely election by the end of the applicable Notice Period.

2.09     Annuity Distributions

         Notwithstanding any provision of this Appendix A of the Plan to the contrary, unless the provisions of Section 2.07(e) are applicable to such Participant, a Participant who has terminated Service and who has attained age 65 shall be permitted, in his sole discretion, to elect that his ESOP Account distribution shall be paid in the form of a Straight Life Annuity ("SLA") or, if the Participant is married, a Qualified Joint and Survivor Annuity ("QJSA"). However, no surviving spouse of a deceased Participant shall be eligible to elect to receive a qualified preretirement survivor annuity as described in section 417(c) of the Code because of the exemption contained in section 401(a)(11)(C) of the Code. The amount payable under an SLA shall be paid as an annual annuity on the life of the Participant. The amount payable under a QJSA shall be payable as an annual annuity on the life of the Participant, with an amount equal to 50% of the annual benefit payable under such annuity payable to the Participant's surviving spouse if the Participant predeceases his or her spouse. Any ESOP Account benefit in the form of an annuity shall be provided by the purchase of a nontransferable annuity contract from an insurance company selected by the Trustees, which shall be delivered to the Participant. The Trustee shall, as the contents of the Participant's ESOP Account become otherwise distributable to the Participant according to the Plan, cause shares of Common Stock then distributable from such ESOP Account to be converted into cash at the fair market value thereof and the proceeds, together with any other cash then distributable from the ESOP Account, to be used to purchase the SLA or QJSA.

         Payments under an SLA or QJSA shall commence not later than 60 days after the last day of the Plan Year coinciding with or next following the latest of (1) the Participant's 65th birthday or (2) his termination of Service (the "Annuity Starting Date").

         An election to receive payments in the form of an SLA or QJSA must be made within sixty (60) days preceding the last day of the Plan Year coinciding with or next following the latest of (1) the Participant's 65th birthday or (2) his termination of Service (the "Applicable Election Period"). A participant who is married at the time of such election may not elect to receive an SLA except with the written consent of his or her spouse, waiving the QJSA form of benefit. Within a reasonable period prior to the Applicable Election Period, the

Participant must be furnished a written explanation, reasonably calculated to be understood by him, of:

(a)      the terms and conditions of the SLA or QJSA;

(b) the steps needed to record an SLA or QJSA election, the requirements for spousal consent to waive the QJSA form of benefit, and the effect thereof; and

(c) the Participant's right to revoke the waiver described at (b) above within the Applicable Election Period.

2.10     Accelerated Distributions

         A Participant who has terminated employment and is eligible to receive distributions from his or her ESOP Account in 2002 or later years may elect to receive a distribution of the shares of Common Stock allocated to his or her ESOP Account at a time earlier than that otherwise provided under Section 2.7 of this Appendix A, subject to the limitations and requirements of this Section, which shall be referred to as an "Accelerated Distribution". Accelerated Distributions shall be made only immediately prior to a "Trade Date" occurring under the Internal Market.

(a) The aggregate number of shares of Common Stock that shall be distributed to all Participants receiving an Accelerated Distribution in connection with a Trade Date shall be equal to the excess (if any) of the number of valid orders to purchase shares over the number of valid orders to sell shares other than Accelerated Distribution shares, for execution on the Trade Date in accordance with applicable market rules (and disregarding any sell orders issued by the Plan matching the Plan's repurchase from Participants of Accelerated Distribution shares at the Trade Date). If there is no such excess with respect to a particular Trade Date, then there shall be no Accelerated Distributions made with respect to such Trade Date.

(b) The number of shares in each Participant's ESOP Account that shall be distributed pursuant to an Accelerated Distribution on a Trade Date shall be determined as follows:

    Total shares subject to individual          Aggregate number of Accelerated
  Participant's election for Accelerated  X  Distribution shares distributed at
       Distribution at such Trade Date                such Trade Date
--------------------------------------------------- --- -----------------------
-------------------------------------------------------------------------------
 Total shares subject to all Participants' elections for Accelerated
                      Distribution at such Trade Date

(c) Any shares of Common Stock distributed to a Participant pursuant to an Accelerated Distribution shall reduce the Participant's entitlement to subsequent installment distributions of Common Stock pursuant to Section 2.5 of this Appendix A in inverse order of time.

(d) A Participant (or the qualified plan or IRA to which the Participant wishes to transfer his Accelerated Distribution) must elect to sell all of the shares of Common Stock received in connection with an Accelerated Distribution back to the Company or the Trust immediately upon their distribution pursuant to the put option provisions of Section 4.2 of this Appendix A as a condition of the election to receive an Accelerated Distribution, and the Participant or plan shall therefore receive solely the proceeds of the sale of such Common Stock, without the right to retain ownership of such Common Stock.

(e) A Participant who is eligible to receive an Accelerated Distribution may elect to do so by executing and delivering a form to that effect to be supplied by the Plan Administrator. Forms must be delivered at least ten business days prior to a Trade Date to be effective for that Trade Date. All such elections shall remain in effect for all subsequent Trade Dates until they are revoked by the Participant. A Participant may revoke an election to receive Accelerated Distributions at any time by executing and delivering a form to that effect to be supplied by the Plan Administrator. However, no such revocation shall be effective with respect to a Trade Date if it is received fewer than three business days prior to a Trade Date. A Participant who does not elect Accelerated Distribution, or who validly revokes an election for Accelerated Distribution, shall continue to be eligible for all of the rights with regard to distributions otherwise available under the Plan, including the right to elect or re-elect Accelerated Distribution at a later time.

(f) This Section 2.10 shall automatically be deleted on March 31, 2003.

ARTICLE III -- DEATH BENEFITS

3.01     Death During a Period of Service

         Subject to Section 2.06(a), upon the death of a Participant during a period of Service, all amounts then credited to his ESOP Account shall be distributed to the Participant's Beneficiary in accordance with Sections 2.05 and 2.07.

3.02     Death After Termination of Employment

         Upon the death of a Participant after retirement, Disability or termination of Service, but prior to the distribution of his entire Vested Account Balance, his ESOP Account shall be distributed to the Participant's Beneficiary in accordance with Sections 2.05 and 2.07(g).

3.03     Other Amounts

         Any amounts credited to a Participant's ESOP Account after his death shall be distributed as soon as administratively practicable or, if later, at the time any amounts previously credited are distributed in accordance with the other provisions of this Article III of Appendix A.

ARTICLE IV  -- RIGHTS AND OPTIONS CONCERNING DISTRIBUTED SHARES OF COMMON STOCK

4.01     Right of First Refusal

(a) During any period when shares of Common Stock are not publicly traded on an established market, all distributions of such shares of Common Stock from ESOP Accounts to any Participant or his Beneficiary (the "Distributee") by the Trust shall be subject to a "right of first refusal" upon the terms and conditions hereinafter set forth. The "right of first refusal" shall provide that prior to any transfer (as determined by the Plan Administrator) of the shares of Common Stock, the Distributee must first offer to sell such shares of Common Stock to the Trust, and if the Trust refuses to exercise its right to purchase the shares of Common Stock, then the Company shall have a "right of first refusal" to purchase such shares of Common Stock. Neither the Trust nor the Company shall be required to exercise the "right of first refusal".

(b) The terms and conditions of the "right of first refusal" shall be determined as follows:

(1) If the Distributee receives a bona fide offer for the purchase of all or any part of his shares of Common Stock from a third party, the Distributee shall forthwith deliver (by registered mail, return receipt requested) a copy in writing of any such offer to the Plan Administrator and the Trustee. The Trustee (as directed by the Plan Administrator) or the Company, as the case may be, shall then have 14 days after receipt by the Plan Administrator of the written offer to exercise the right to purchase all or any portion of the shares of Common Stock. Subject to Section 4.01(b)(2), the purchase price to be paid by the Trust or the Company for the shares of Common Stock shall be the purchase price stated in the bona fide offer received by the Distributee; and

(2) The selling price and other terms under the "right of first refusal" must not be less favorable to the Distributee than the greater of the value of the security determined pursuant to the Treasury Regulations or the purchase price and other terms offered by the third-party buyer making a good faith offer to purchase the security from the Distributee.

4.02     Put Option

         If at the time of distribution, shares of Common Stock distributed from the Trust Fund are not treated as "readily tradable on an established market" within the meaning of Section 409(h) of the Code and the Treasury Regulations, such shares of Common Stock shall be subject to a put option in the hands of a Qualified Holder by which such Qualified Holder may sell all or any part of the shares of Common Stock distributed to him by the Trust to the Trust. Should the Trust decline to purchase all or any part of the shares of Common Stock put to it by the Qualified Holder, the Company shall purchase those shares of Common Stock that the Trust declines to purchase. The put option shall be subject to the following conditions:

(a) The term "Qualified Holder" shall mean the Participant or Beneficiary receiving the distribution of such shares of Common Stock, any other party to whom the shares of Common Stock are transferred by gift or by reason of death, and also any trustee of an individual retirement account (as defined under Code
Section 408) to which all or any portion of the distributed shares of Common Stock is transferred pursuant to a tax-free "rollover" transaction satisfying the requirements of Sections 402 and 408 of the Code.

(b) During the "put option period", as hereafter defined, with respect to any distribution of such shares of Common Stock, a Qualified Holder shall have the right to require the Trust, or the Company if the Trust declines, to purchase all or a portion of the distributed shares of Common Stock held by the Qualified Holder. Such "put option period" shall commence on the date of the distribution of such shares of Common Stock and shall end on the 60th day following the later of (i) the date of such distribution or (ii) the date on which the fair market value of such shares of Common Stock has been determined as of the Valuation Date coinciding with or next preceding the distribution thereof. The purchase price to be paid for any such shares of Common Stock shall be their fair market value determined (1) as of the Valuation Date coinciding with or next preceding the exercise of the put option under this Section 4.02(b) or, (2) in the case of a transaction between the Plan and a "disqualified person" within the meaning of
Section 4975(e)(2) of the Code, as of the date of the transaction.

(c) If a Qualified Holder shall fail to exercise his put option right under
Section 4.02(b), the option right shall temporarily lapse upon the expiration of the "put option period". As soon as practicable following the last day of the Plan Year in which the "put option period" expires, the Company shall notify the nonelecting Qualified Holder (if he is then a shareholder of record) of the valuation of the shares of Common Stock as of that date. During the 60-day period following receipt of such valuation notice, the Qualified Holder shall again have the right to require the Company to purchase all or any portion of the distributed shares of Common Stock. The purchase price to be paid therefore shall be their fair market value determined (1) as of the Valuation Date coinciding with or next preceding the exercise of the put option under this
Section 4.02(c) or (2) in the case of a transaction between the Plan and a "disqualified person" within the meaning of Section 4975(e)(2) of the Code, as of the date of the transaction.

(d) The foregoing put options under Section 4.02(b) and (c) shall not obligate the Plan or Trust in any manner if the Trust declines to purchase all or any part of the shares of Common Stock so offered, and, in such event, shall be effective solely against the Company. In no event may the Trustee pay more than fair market value for shares of Common Stock.

(e) The period during which the put option is exercisable does not include any time when a Qualified Holder is unable to exercise it because the Company is prohibited from honoring it by applicable Federal or state laws.

(f) Except as otherwise required or permitted by the Code, the put options under
Section 4.02 shall satisfy the requirements of Section 54.4975-7(b) of the Treasury Regulations to the extent, if any, that such requirements apply to such put options.

4.03     Exercise of Put Option

         A Qualified Holder must exercise his put option in writing on a form supplied by the Plan Administrator. Unless otherwise determined by the Plan Administrator, if a Qualified Holder exercises his put option under Section 4.02, payment for the shares of Common Stock repurchased shall be made, (a) in the case of a total distribution of a Participant's ESOP Account within a single taxable year as described in Section 409(h)(5) of the Code, (i) if the Vested Account Balance of the Participant has a value of $5,000 or less, in one installment not later than 30 days after exercise, or (ii) if the Vested Account Balance of the Participant has a value of more than $5,000, in accordance with uniform rules established by the Plan Administrator, in substantially equal periodic payments (not less frequently than annually) over a period beginning not later than 30 days after the exercise of the put option and not exceeding five years (provided that adequate security and reasonable interest are provided with respect to unpaid amounts) or, (b) in the case of other distributions, not later than 30 days after such exercise. For purposes of this Section 4.03, the interest rate shall be determined by reference to the prevailing Prime Rate as listed in the Wall Street Journal unless the Code requires a higher rate. Solely for purposes of determining whether a Participant's Vested Account Balance has a value of greater than $5,000, the full value of all the Participant's Accounts, including his ESOP Account, shall be taken into account.

4.04     Other Rights

         Except as provided in Sections 4.01, 4.02, 4.03 or 2.06(a), no shares of Common Stock acquired with the proceeds of an exempt loan may be subject to a put, call or other option, or buy-sell or similar arrangement while held by or distributed from the Plan. Rights and protection set forth in this Article IV shall be nonterminable to the extent, if any, provided in Section 10.01 of the Plan.

4.05     Actions To Carry Out the Rights and Options

         The Company shall take any and all actions as it may deem necessary or desirable to effectuate and carry out the "right of first refusal" and the put option provided under this Article IV, including, but not limited to, the placing of appropriate legends on the certificates representing the shares of Common Stock and the issuance of appropriate stop transfer instructions to the transfer agent for shares of Common Stock.

4.06     Stock Transfer Taxes

         Subject to applicable law, the stock transfer or similar taxes, if any, arising in connection with the purchase of shares of Common Stock pursuant to this Article IV shall be the obligation of the purchaser of such shares of Common Stock.

ARTICLE V  -- LIMITATIONS WITH RESPECT TO CERTAIN PARTICIPANTS

5.01     Section 1042 Transactions

         If a shareholder sells Common Stock to the Trust Fund (with the consent of the Company) in a Section 1042 Transaction (as defined in the former DynCorp Employee Stock Ownership Plan), no portion of the Common Stock purchased in any such transaction (or any dividends or other assets of the Plan attributable thereto) may be allocated, during the Nonallocation Period (defined below), to the Accounts of:

(1)      the selling shareholder; or

(2) the selling shareholder's spouse, brothers or sisters (whether by the whole or half blood), ancestors or lineal descendants (except as to certain lineal descendants, to the extent provided in Section 409(n)(3)(A) of the Code), or any other person who bears a relationship to him that is described in Section 267(b) of the Code.

         In addition, no portion of the Common Stock purchased in any such transaction (or any dividends or other income attributable thereto) may thereafter be allocated to the Account of any other Participant owning (as determined under Section 318(a) of the Code, without regard to Section 318(a)(2)(B)(i) of the Code), during the entire one-year period preceding the purchase or on the last day of any Plan Year, more than 25% of any class of outstanding Company Stock or of the total value of any class of outstanding Company Stock.

         For purposes of this Section 5.01, "Nonallocation Period" shall mean the period beginning on the date of the sale of the qualified securities and ending on the later of (i) the date which is 10 years after the date of the
Section 1042 Transaction, or (ii) the date of the Plan allocation attributable to the final payment of acquisition indebtedness incurred in connection with such sale.